UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM SB 2
                                 AMENDMENT NO. 1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                        VISUALMED CLINICAL SYSTEMS CORP.
                 (Name of small business issuer in our charter)

                                     Nevada
                                     ------
         (State or other jurisdiction of incorporation or organization)

           7373                                     Applied  For
(Primary  standard  industrial                      (I.R.S. Employer
classification  code  number)                       Identification  No.)

                391 Laurier Street West, Montreal, Quebec H2V 2K3
                                 (514) 274-1115.
          (Address and telephone number of principal executive offices)

                         Eric  P.  Littman,  Esquire
               7695 S.W. 104th Street, Suite 210, Miami, FL 33156
                    Tel: (305) 663-3333; Fax: (305) 668-0003
               (Name, address and telephone of agent for service)

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

      If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), check the following box: [X ]

                         CALCULATION OF REGISTRATION FEE

Title  of  class  of             Proposed  Maximum  be         Amount  of
securities  to  be  Registered   Aggregrate  Offering  Price   Registration Fee1
be  registered

Common  Stock,
$.001  par  value                 $66,510,000                  $20,000

(1) Calculated pursuant to Rule 457(c). The closing bid price of the shares of common stock being being registered on August 3, 2000 as quoted by the National Quotation Pink Sheet Bureau was $3.50 on August 3, 2000.
     This Registration statement relates to 19,002,785 shares of common stock which are offered for sale by Selling Security Holders.

                                TABLE OF CONTENTS

Part  I       Information  Required  In  Prospectus

Item  1.  Front  of  Registration  Statement  and  Outside  Front
             Cover  Page  of  Prospectus                               1

Item 2.  Inside Front and Outside Back Cover Pages of Prospectus       2

Item 3. Summary Information and Risk Factors                           8

Item 4. Use of Proceeds                                               17

Item 5. Determination of Offering Price                               17

Item 6. Dilution                                                      17

Item 7. Selling Security Holders                                      17

Item 8. Plan of Distribution                                          17

Item 9. Legal Proceedings                                             19

Item 10.Directors, Executive Officers, Promoters and Control Persons  19

Item 11.Security Ownership of Certain
    Beneficial Owners and Management                                  22

Item 12.Description of Securities                                     25

Item 13.Interest of Named Experts and Counsel                         27

Item 14.Disclosure of Commission Position on Indemnification for
  Securities Act Liabilities                                          27

Item 15.Organization Within Last Five Years

Item 16.Description of Business                                       27

Item 17.Management's Discussion and Analysis                          29
Item 18.Description of Property                                       32

Item 19.Certain Relationships and Related Transactions                32

Item 20.Market for Common Equity and Related Stockholder Matters      32

Item 21.Executive Compensation                                        33

Item 22.Financial Statements                                          34

Item 23.Changes In and Disagreements with Accountants on Accounting
     and Financial Disclosure                                         34

Part II   Information Not Required In Prospectus

Item 24. Indemnification of Directors and Officers                    34

Item 25. Other Expenses of Issuance and Distribution                  34

Item 26. Recent Sales of Unregistered Securities                      35

Item 27. Exhibits                                                     35

Item 28.Undertakings                                                  35

PROSPECTUS

                        VISUALMED CLINICAL SYSTEMS CORP.

                        19,002,785 SHARES OF COMMON STOCK

                   OFFERED BY CERTAIN SELLING SECURITY HOLDERS
                  ---------------------------------------------

     This Prospectus relates to the sale of 19,002, 785 shares of common stock, $.001 par value (the "Common Stock"), of VisualMed Clinical Systems Corp.(the "Company"), all of which are offered by the holders thereof identified as "Selling Security Holders" in this Prospectus. See "SELLING SECURITY HOLDERS."

     The Company will not receive any proceeds from the sale of shares of Common Stock by the Selling Security Holders. Sales of shares of Common Stock may be made from time to time (in transactions which may include block transactions) by or for the account of the Selling Security Holders in the over the counter market or in negotiated transactions, or otherwise, at market prices prevailing at the time of sale or at negotiated prices. See "SELLING SECURITY HOLDERS" and "PLAN OF DISTRIBUTION."

              THE SECURITIES OFFERED INVOLVE A HIGH DEGREE OF RISK.
                               SEE "RISK FACTORS"

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. ALL OF THE 19,002,785 COMMON SHARES REGISTERED HEREIN ARE BEING OFFERED BY SELLING SECURITY HOLDERS. THE COMPANY WILL NOT RECEIVE ANY PROCEEDS FROM THE SALE OF SHARES BY THE SELLING SECURITY HOLDERS. SEE PAGE 4 RELATING TO THE RISKS INVOLVED IN THIS OFFERING.


ITEM  3.     SUMMARY  INFORMATION  AND  RISK  FACTORS

         References in this document to the "Company" refer to VisualMed Clinical Systems Corp.

SUMMARY

THIS REGISTRATION STATEMENT CONTAINS FORWARD LOOKING STATEMENTS, WHICH INVOLVE RISKS AND UNCERTAINTIES. OUR ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS INCLUDING THOSE SET FORTH UNDER "RISK FACTORS" AND ELSEWHERE IN THIS PROSPECTUS. THE FOLLOWING INFORMATION IS SELECTIVE AND QUALIFIED IN ITS ENTIRETY BY THE DETAILED INFORMATION (INCLUDING FINANCIAL INFORMATION AND NOTES THERETO)

APPEARING ELSEWHERE IN THIS PROSPECTUS. THIS SUMMARY OF CERTAIN PROVISIONS OF THE PROSPECTUS IS INTENDED ONLY FOR CONVENIENT REFERENCE AND DOES NOT PURPORT TO BE COMPLETE. THE ENTIRE PROSPECTUS SHOULD BE READ AND CAREFULLY CONSIDERED BY PROSPECTIVE INVESTORS BEFORE MAKING A DECISION TO PURCHASE COMMON STOCK.

The  Company.

     The Company, formerly known as Cherry Tree Capital Corp. was incorporated in the State of Florida on October 4, 1996 and was reincorporated in the state of Nevada effective January 29, 1999. The Company was basically inactive until May 9, 2000 when it entered into an Exchange Agreement (the "Agreement") with VisualMed Clinical Systems Inc., a Canadian corporation (VisualMed Canada") and its shareholders. Pursuant to that agreement, the Company agreed to issue to the shareholders of VisualMed Canada 19,002,785 common shares (the AShares") in exchange for all of the issued and outstanding shares of VisualMed Canada. VisualMed Canada became a wholly owned subsidiary of the Company and thereafter the Company changed its name to VisualMed Clinical Systems Corp.(VisualMed U.S.). The Company's shares are currently listed for trading on the National Quotation Bureau Pink Sheets under the trading symbol AVSMD". The Company's principal executive offices are located at 391 Laurier Street West, Montreal, Quebec H2V 2K3 and its telephone number is (514) 274-1115. The Company is authorized to issue 50,000,000 shares of common stock, $ .001 par value (the "Common Shares"). At June 30, 2000 there were 13,330,000 common shares issued and outstanding.

The  Company's  Business.

     The Company is developing a state of the art expert physician order entry system, operating in a P.C. environment. The VisualMed system will consist of at least 11 specific modules, presently in various stages of development. At present, the VisualMed system is in the Beta testing phase at the Montreal Heart Institute, consisting of the core modules VisualADMIN, VisualMD and VisualPHARMACY. VisualNURSE will be ready in fall 2000 for testing. VisualMed is beginning to market this system in North and South America, and expects to have commercial sales within the next year.

The  Offering.

     As  of  June  30, 2000 the Company had 13,330,000 shares  of  common  stock issued and outstanding. This offering is comprised of the 19,002,785 Shares which are to be issued as Pursuant to the Agreement.


                         FINANCIAL SUMMARY INFORMATION.

     On May 9, 2000, VisualMed Canada, its shareholders and the Company entered into a series of agreements whereby the shareholders of VisualMed Canada acquired control of the Company by way of a reverse acquisition.

     Although the Company legally acquired VisualMed Canada and will continue as the legal successor company, for accounting purposes VisualMed Canada is considered the acquirer. As a result, the acquisition will be accounted for as if VisualMed Canada acquired the Company and then recapitalized its shareholders' equity.

     The information set forth below has been derived from the financial statements of VisualMed Canada, and should be read in conjunction with and is qualified in its entirety by reference to these financial statements, including the notes thereto, included elsewhere in this registration statement. This summary financial information has been prepared in accordance with accounting principles generally accepted in the United States, and is expressed in Canadian dollars, which is both the functional and reporting currency of VisualMed Canada.


VISUALMED  CANADA
(a  development  stage  company)
(in  Canadian  dollars)


OPERATING DATA
                                                                          CUMULATIVE PERIOD
                                    SIX MONTH PERIOD   YEAR ENDED         FROM DECEMBER 1,
                                    ENDED MARCH 31,    SEPTEMBER 30,      1997 (DATE OF
                                    2000               1999               INCEPTION) TO MARCH
                                                                          31, 2000
                                   ------------------  -----------------  --------------------
      REVENUES                                     -                  -                     -
Research and development
      expenses                               593,613            579,902             1,173,515

Net loss                                  (2,386,521)          (938,959)           (3,325,480)

Loss per share                                ($0.05)            ($0.02)

BALANCE SHEET DATA
                           MARCH 31, 2000   SEPTEMBER 30, 1999
                           ---------------  -------------------
Cash and cash equivalents       1,207,062                    -
Total assets                    2,110,613              459,478
Total liabilities               1,992,819            1,398,337
Shareholders' equity
    Common stock                3,443,274                  100
    Deficit                    (3,325,480)            (938,959)
                           ---------------  -------------------
                                  117,794             (938,859)
                           ---------------  -------------------

EXCHANGE  RATE  DATA

     Unless otherwise specified or the context otherwise requires, all dollar amounts in this prospectus are in Canadian dollars. The following table sets forth certain exchange rates to convert from Canadian into US dollars calculated daily at 4:00 PM in London, based on the spot closing rates as provided by Reuters.

                                                              Period from December
                        Six month period                      1, 1997 (date of
                        ended March 31,   Year ended          inception) to March 31,
                        2000              September 30, 1999  2000
----------------------  ----------------  ------------------  -----------------------
High for the period               0.6974              0.6883                   0.7107
Low for the period                0.6698              0.6425                   0.6327
End of period                     0.6888              0.6805                   0.6765
Average for the period            0.6837              0.6655                   0.6888

RISK  FACTORS

AN  INVESTMENT  INVOLVES  A  HIGH  DEGREE  OF  RISK  AND  SHOULD BE MADE ONLY BY
INVESTORS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. PROSPECTIVE INVESTORS, PRIOR TO MAKING AN INVESTMENT IN THE SECURITIES, SHOULD CONSIDER CAREFULLY THE FOLLOWING RISK FACTORS AND THE OTHER INFORMATION INCLUDED IN THIS PROSPECTUS.


Development  Stage  Company  with  No  Operating  History.

     The Company has had limited operating history upon which investors can determine its potential profitability or evaluate its business strategy.
Investors must consider the risks and difficulties of our developmental nature. The Company has very little working capital or sources of liquidity and more than likely will experience financial difficulties during its operational development. As such, even if the Company generates sales there can be no assurance that it will have profitable operations. Its weak financial condition could also adversely affect its ability to raise working capital, which would have a materially adverse effect on the development of its operations.

           General  Economic  Conditions.

     The Company is subject to risks generally inherent in the operation of a business. These include, for example, inflation and increases or decreases in interest rates which may impact upon the profitable operation of the Company. The Company is also subject to specific risks such as decrease in computer equipment prices, increases and decreases in salaries of software development personnel, increases and decreases of hospital care costs, and increases and decreases in drug prices.

     Changes in the Healthcare Industry.

     The Company operates in the healthcare industry which is highly regulated and is subject to changing political, economic, and other regulatory influences including the U.S. Food and Drug Administration AFDA" .

           Competition  and  Technology.

     The Company has developed what it believes to be unique software. However, there is no assurance that another company with more financing and which is better established in the industry will not develop software which will compete with the Company's software. In addition, as technology is rapidly changing, there is no assurance that such competing company will not develop software which renders the Company's software obsolete.

     Competition.

     The Company is entering into the market for healthcare information systems, which is competitive, rapidly evolving and subject to rapid technological change. The Company believes that the principal competitive factors in this market include technology, functionality, reliability, ease of use, depth, breadth of the system. Certain of VisualMed's competitors have greater financial, technical, product development, marketing and other resources than the Company and some of its competitors offer products that it does not offer. The Company's principal existing competitors include Cerner Corporation, Shared Medical Systems Corporation, IDX Systems Corporation, McKesson HBOC Inc., Eclipsys Corporation, and others. Certain competitive actions or possible product developments by competitors, may have a material adverse effect upon the operations of the company.

            Uncertainty  of  Commercialization.

            The VisualMed system is still in development stage and has yet to achieve substantial commercial acceptance in order to maintain itself on internal cash flow. This version of VisualMed is new and has yet to prove itself in a practical work environment and has yet to obtain wide spread professional acceptance, although the proto-type of VisualMed has proven itself at the Royal Victoria Hospital in Montreal.


            Limited  Marketing  Capabilities.

            VisualMed's operating results will depend to a large extent on its ability to successfully market the VisualMed system. VisualMed currently has limited marketing capability. VisualMed intends to hire additional sales and marketing personnel and enter into distribution and marketing joint ventures and other agreements to market the VisualMed system.

           Long  Lead  Time  in  Implementing  Contracts.

     The process of identifying a potential customer, entering into a contract, obtaining and installing hardware and implementating the VisualMed software is a lengthy process that is expected to take at least several months and perhaps longer. Implementation of the VisualMed system requires specialized personnel and special training. VisualMed currently has limited staff and outside consultants availability for implementation. As demand for implementation increases, the company will have to hire additional staff and train these people /or consultants, which may cause delays in completion of certain sales.

     Limited  Public  Market  Exists  for  the  Company's  Common  Stock.

     At the present time, there is a limited public market for the Company's common stock. The Company intends to apply for listing of the securities on the Over the Counter Bulletin Board ("OTCBB"); however, the Company cannot assure that it will be able to obtain such a listing. The over the counter market ("OTC") differs substantially from national and regional stock exchanges because it (1) operates through communication of bids, offers and confirmations between broker dealers, rather than one centralized market (exchange) and (2) securities admitted to quotation are offered by one or more broker dealers rather than "specialists" which operate in stock exchanges. To qualify for listing on the OTCBB, an equity security must have at least one registered broker dealer, which acts as the market maker listing bids or ask quotations and which sponsors an issuer listing. A market maker sponsoring a company's securities is required in order to obtain listing of securities on any of the public trading markets, including the OTCBB. The Company does not have a market maker for its securities. If the Company is able to obtain a market maker for its securities, it may obtain a listing on the OTCBB or develop a trading market for its common stock. The Company may be unable to locate a market maker that will agree to sponsor its securities. Even if the Company does locate a market maker, there is no assurance that its securities will be able to meet the OTCBB requirements or that the securities will be accepted for a OTCBB listing.

Stock  Price  May  Be  Volatile.

      The trading price of the Company's common stock may be volatile. The market for the Company's common stock may experience significant price and volume fluctuations in response to a number of factors including this being a new stock listing which has yet to develop an established following, variations in operating results, changes in expectations of future financial performance or changes in estimates of securities analysts, governmental regulatory action, healthcare reform measures, client relationship developments and other factors, many of which are beyond the Company's control. As well, these factors may influence the trading price, the time in the development of the various modules, the ability to debug problems efficiently, market acceptance, generating sales, favorable and unfavorable publicity, acceptance by healthcare professionals.

     In recent months, the stock market in general, and the market for software, healthcare and high technology companies in particular, has experienced extreme volatility that often has been unrelated to the operating performance or potential of particular companies. These broad market and industry fluctuations may adversely affect the trading price of the Company's common stock, regardless of actual operating performance or potential.


     The Company Has Substantial Near Term Capital Needs; It May Be Unable To Obtain Additional Funding.

     The Company will require funding over the next twenty four (24) months to develop its business. The percentage ownership of our current shareholders will be reduced if additional funds are raised through the issuance of equity securities. Such equity securities may have rights, preferences, and privileges senior to those of our common stock holders. Further, there can be no assurance that additional capital will be available on terms favorable to our company or its shareholders.


     The Company's cash requirements may vary materially depending on our rate of development, research and development results, competitive and technological advances and other factors. If adequate funds are not available, we may be required to significantly curtail operations or obtain funds by entering into collaboration agreements, which may contain unfavorable terms. Our inability to raise capital would have a material adverse effect on our business, financial condition, and operations.

     In addition, the Company has no credit facility or other committed sources of capital. There can be no assurance that it will be able to establish such arrangements on satisfactory terms. If capital resources are insufficient to meet future capital requirements, it may have to raise additional funds to continue development.

     To the extent that additional capital is raised through the sale of equity and/or convertible debt securities, the issuance of such securities could result in dilution to the shareholder value of our common stock. If such funds are inadequate, the Company may be unable to sufficiently develop its operations. The Company's inability to raise capital would have a material adverse effect on our business, financial condition and operations.

     If Future Shares are Issued, Present Investors' per Share Value May be Diluted.

     The Company's Articles of Incorporation authorizes the issuance of a maximum of 50,000,000 shares of common stock, $.001 par value. At the conclusion of this Offering there will be 32,332,785 shares of common stock issued and outstanding. The authority of our Board of Directors to issue additional stock without shareholder consent may have a depressive effect on the market value of the Company's stock.

     The Company Has Never Paid Dividends.

     As a new business, the Company has never paid dividends and it does not anticipate declaring or paying any dividends in the foreseeable future. The Company intends to retain earnings, if any, to finance the development and expansion of its business. Future dividend policy will be subject to the discretion of the Board of Directors and will be contingent upon future earnings, our financial condition, capital requirements, general business conditions and other factors. Future dividends may also be subject to covenants contained in loan or other financing documents the Company may execute. Accordingly, there can be no assurance that cash dividends of any kind will ever be declared or paid.


          Proprietary Technology May Be Subjected to Infringement Claims or May Be Infringed Upon.

             The Company relies upon a combination of trade secrets, copyright and trademark laws, license agreements, confidentiality procedures, employee non-disclosure agreements and technical measures to maintain the trade secrecy of its proprietary information. The Company has filed patent applications or copyrights covering its software technology nonetheless patent protection in software is not totally reliable. As a result, the Company may not be able to protect against misappropriation of its intellectual property. In addition, the Company could be subject to intellectual property infringement claims as the number of competitors grows and the functionality of its products overlaps with competitive offerings. These claims, even if not meritorious, could be expensive to defend. If the Company becomes liable to third parties for infringing their intellectual property rights, it could be required to pay a substantial damage award and to develop non infringing technology, obtain a license or cease selling the products that contain the infringing intellectual property.



     Key Personnel.

     As with all knowledge-based companies, certain personnel are important. Departure of certain key employees may have an adverse effect upon the company. The Company maintains key man life insurance in the amount of $1 million Cdn on the following key employees: Gerard Dab, Arthur Gelston and Richard Le Hir.


     Product Related Liabilities.

     The Company's products provide critical information for providing healthcare to patients. Although no such claims have been brought against the Company to date regarding injuries related to the use of its products, such claims may occur in the future. Although the Company employs numerous safeguards and backups, there can be no guarantee that extreme unforeseen circumstances may arise that can cause product failure and result in damages. Although the Company maintains product liability insurance coverage in an amount that it believes is sufficient for its business, there can be no assurance that such coverage will prove to be adequate or that such coverage will continue to remain available on acceptable terms, if at all. A successful claim brought against the Company which is uninsured or under insured could materially harm its business, results of operations or financial condition.

     System Errors and Warranties.

             The Company's systems, are very complex and employ state of the art technology which may be new to the healthcare industry. As with new and complex systems, they may contain errors, especially when first introduced. Although the Company conducts extensive testing, it may still discover software errors in its products after their introduction. Failure of a client's system to meet these certain performance criteria could constitute a material breach resulting in contract cancellation, could require the Company to take corrective action or result in damages in possible lawsuits. The Company's contract will generally limit the Company's liability arising from such claims but such limits may not be enforceable in certain jurisdictions.

ITEM  4.      USE  OF  PROCEEDS

     Not Applicable. The Company will not receive any proceeds from the sale of the Securities by the Selling Security Holders.

ITEM  5.     DETERMINATION  OF  OFFERING  PRICE

     Not Applicable. The Selling Security Holders will be able to determine the price at which they sell the Securities.

ITEM  6.     DILUTION

     Not  applicable.

ITEM  7.     SELLING  SECURITY  HOLDERS

     The Securities are being sold by the Selling Security Holders named below. The table indicates that all the Securities will be available for resale after the effective date of this Registration Statement. However, any or all of the Securities listed below may be retained by any of the Selling Security Holders; therefore, no accurate forecast can be made regarding the number of Securities that will be held by the Selling Security Holders after the effective date. The following table sets forth the number of Shares being held of record or beneficially (to the extent known by the Company) by such Selling Security Holders, all of which is based upon information currently available to the Company. The Company will not receive any proceeds from the sale of the Securities.


NAME                                            NUMBER OF SHARES

Gerard Dab
                                                       6,566,990
Arthur Gelston
                                                       6,041,640
Robert Cohen
                                                           7,500
Elaine Rich Gelston
                                                         262,680
Irving Gelston Jr.
                                                         262,680
Philippe Panzini
                                                       1,080,215
Societe Innovatech du Grand Montr al
                                                       2,511,946

Richard Le Hir
                                                         582,850
Gundyco en Fiducie pour le REER immobilis  de
Richard Le Hir (551-77663-16)
                                                          34,722
Robert Chafetz
                                                         153,929
Joseph Mah
                                                          92,357
                                                          35,357
Barry Scharf
Guillaume M tayer
                                                          44,734
                                                         356,572
Linda McHarg
Richard Borenstein
                                                         287,100
Jayne Greer
                                                          23,679
Claude Michel Morin
                                                          30,000
Catherine Demars
                                                          15,000
Yonne Rosa
                                                          40,020
                                                           4,500
Vexpan Enterprises Inc.
Marina Mendeleva
                                                          10,500
                                                           4,500
Fred Berlin
Louis Dorion
                                                             900
Alexei Guevara
                                                           1,800
Linda Snell
                                                           3,000
Catherine Anne Kierans
                                                             600
Louis P. Desmarais
                                                           4,500
Jacques Dubuc
                                                           1,500
Francine Constantineau
                                                           1,500
Allen Huang
                                                             600
Christiane Jacques
                                                          12,153
Michel Felix
                                                           7,293
Vitaliano Torchia
                                                          45,000

Dino Tagliabracci
                                                          12,675
Catherine Morin
                                                           8,499
Cyril Hebuterne
                                                           2,778
Francine Dagenais
                                                             750
Benoit Courchesne
                                                          17,594
Martin B rub
                                                           5,208
Michel Waskiewicz
                                                             867
ReJeanne Couture
                                                          10,416
Viviane Racicot
                                                           6,944
Pierre Roy                                                11,100

Joyce Pickering
                                                           3,471
Kenneth Flegel
                                                             437
Robert Salasidis
                                                          30,000
Suzanne LeBlanc Sterzi
                                                           6,249
Claudette Dion Pr vost
                                                           1,736
Alice Tremblay
                                                           1,736
Louise Craig
                                                           1,041
Fran ois Bertrand
                                                           5,468
Solomon Aboud
                                                           7,535
 Alan Brox
                                                           8,681
Gloria Millett Stattner
                                                          17,264
George Szeben
                                                           1,736
795743 Ontario Limited
                                                           3,471
Dr. Walter Bloom
                                                          15,000
Michel Lemieux
                                                           3,000
Robert Dion
                                                             521
Hubert Ethier
                                                           8,681

Denyse Anderson
                                                           3,472
Francoise Couture Gaarkeuken
                                                          30,000
Patrica Dawson
                                                           7,292
Claude Richard
                                                          25,233
Beverly Rowat
                                                             347
Morris Krymalowski
                                                          37,500
George Burger
                                                          37,239
Claret Asset Management
                                                          75,000
Fond Action CSN
                                                          41,250
Gerard Bozet
                                                          23,100
Sandro Spassatempo
                                                           1,177
TOTAL:
                                                      19,002,785


ITEM  8.           PLAN  OF  DISTRIBUTION

     The  Selling  Security  Holders  or  their  transferees  may  sell  the
Securities offered by this Registration Statement from time to time. To our best knowledge, no underwriting arrangements have been entered into by the Selling Security Holders. The distribution of the Securities by the
Selling  Security  Holders  may  be  effected  in  one  or  more   transactions
that may take place in the over the counter market, including ordinary broker's transactions, privately negotiated transactions or through sales to one or more dealers for resale of such Securities as principals at prevailing market prices at the time of sale and prices related to prevailing market prices or negotiated prices.

     The Selling Security Holders may pledge all or a portion of the Securities owned as collateral for margin accounts or in loan transactions. Such Securities may be resold pursuant to the terms of such pledges, accounts or loan transactions. Upon default by such Selling Security Holders, the pledgee in such loan transactions would have the same rights of sale as the Selling Security Holders under this prospectus. The Selling Security Holders also may enter into exchange traded listed option transactions which require the delivery of the Securities listed hereunder. The Selling Security Holders may also transfer Securities owned in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer without payment of consideration. Upon any such transfer the transferee would have the same rights of sale as such Selling Security Holders under this Prospectus.

     Finally, the Selling Security Holders and any brokers and dealers through whom sales of the Securities are made may be deemed to be "underwriters" within the meaning of the Securities Act. The commissions or discounts and other compensation paid to such persons may be regarded as underwriters' compensation.

     There can be no assurances that the Selling Security Holders will sell any or all of the Securities. In order to comply with certain state securities laws the Securities will be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states the Securities may not be sold unless such Securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. Under applicable rules and regulations of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), any person engaged in a distribution of the Securities may not simultaneously engage in market making activities with respect to such Securities for a period of one or five business days prior to the commencement of such distribution.

     In addition to, and without limiting the foregoing, each of the Selling Security Holders and any other person participating in a distribution will be subject to the applicable provisions of the Exchange Act and the rules and regulations there under, including, without limitation, Regulation M, which provisions may limit the timing of purchases and sales of any of the Securities by the Selling Security Holders or any such other person.

     All of the foregoing may affect the marketability of the Securities. Pursuant to an understanding we have with the Selling Securities Holders, we will pay all the fees and expenses incident to the registration of the Securities (other than the Selling Security Holders' pro rata share of underwriting discounts and commissions, if any, which is to be paid by the Selling Security Holders).

ITEM  9.     LEGAL  PROCEEDINGS

     To the best of our knowledge, the Company is not a party to any pending legal proceeding. The Company is not aware of any contemplated legal proceeding by a governmental authority involving the Company.

ITEM  10.     DIRECTORS,  EXECUTIVE  OFFICERS,  PROMOTERS,  AND  CONTROL PERSONS

DIRECTORS  AND  OFFICERS.

     The Company's Articles of Incorporation provide that the Company shall have a minimum of one (1) director on the board at any one time. Any vacancies are filled by a majority vote of the remaining directors then in office. Each of the directors listed below will hold office until the next annual meeting of the shareholders of the Company or until the election of his successor, unless he resigns or his office becomes vacant by removal, death or other cause.


     The  directors  and  executive  officers  of  the  Company  are as follows:

Name                    Age  Position

Mr. G rard Dab           53  Chairman of the Board and
                             director

Dr. Arthur Gelston       51  President, Chief Science Officer
                             and director

Mr. Richard Le Hir       53  Chief Executive Officer and
                             director

Mr. Joseph Mah, C.A       8  Vice President of Finance and
                             Chief Financial Officer

Mr. Robert Cohen         41  Vice President of Sales and
                             Marketing

Mr. Barry Scharf          5  Vice President of Client
                             Services

Dr. Linda McHarg         55  Director

Dr. Linda Snell          49  Director

Mr. Richard Borenstein   33  Director

Ms. Caroline Singleton   47  Director


     Mr. G rard Dab is the Company's Chairman of the Board. He is a business executive with more than twenty year's experience in international marketing and has supervised marketing communications for several information management companies. He has developed and continues to maintain an extensive network of contacts in the field of healthcare communications throughout the world.

     Dr. Arthur Gelston is President, Chief Science Officer and a director of the Company. He is also an Associate Professor of Medicine and the former Director of Medical Clinics of the Department of Internal Medicine, Royal Victoria Hospital, McGill University.

     Dr. Linda McHarg is a director of the Company. She has a diverse background in nursing, teaching and psychology with more than twenty years' experience in the field of nursing. She is currently Senior Nursing Educator at McGill
University  and  Vanier  College,  in  Montreal.

     Dr Linda Sara Snell is a director of the Company. She is the Director of the Division of General Internal Medicine at the McGill University Health Center in Montreal. She is also an Associate Professor of the Department of Medicine at McGill University.

     Mr. Richard Le Hir is the Company's Chief Executive Officer and a director. He is an attorney and business executive with 25 years of senior management and strategic planning experience in some of Canada's largest corporations and trade associations, including the Quebec Manufacturer's Association and the Canadian Manufacturers' Association. He has also served as a cabinet member of the Quebec government.

     Mr. Richard Borenstein is a director of the Company. He is a business executive with ten years experience in the field of informatics, telecommunications and international manufacturing. He was Vice President of Sales at Michael Phillips Inc. Mr. Borenstein was also Vice President Corporate Sales for Mpact Immedia/Bell Emergis. He is currently Senior Vice President of Worldwide Sales at Onesoft Corporation.

     Ms. Caroline Singleton is a director of the Company. Ms. Singleton is also a director of TouchTunes Music Corporation, Nova Expertises Solutions, Math Engine Canada and " Centre de Promotion de Logiciels Qu becois". During her twenty years career in the field of informatics, she has developed and managed medical software and banking systems. Since 1997, she has served as Vice
President Information Technologies and Telecommunications, at Innovatech, a public corporation created by the Quebec Government to finance high tech start ups.

     Mr. Joseph Mah is the Company's Vice President of Finance and Chief Financial Officer. He is a senior financial executive with over twenty years' experience in several largest Canadian and international corporations such as Canada Steamship Lines and Abbott Laboratories.

     Mr. Robert Cohen is Vice President of marketing. He is a healthcare information sales and marketing executive with more than ten years' experience in the field. After working five years in Medical Imaging for General Electric, he was Director of Sales for a Florida based medical informatics company where he supervised a sales force of fourteen people.

     Mr. Barry Scharf is the Company's Vice President of Client Services. He is an executive with more than fifteen years experience in informatics and medical informatics. He was Chief Operating Officer for two years at Integraware, a division of Phoenix International Life Sciences Inc. He was responsible for developing and marketing software solutions to accelerate drug development.


     To the best knowledge of the Company, no officer, director, promoter or control person of our Company has been involved in any legal proceeding that would be material to an evaluation of the ability or integrity of such person in this capacity.

ITEM  11.     SECURITY  OWNERSHIP  OF  CERTAIN  BENEFICIAL OWNERS AND MANAGEMENT

SECURITY  OWNERSHIP  OF  CERTAIN  BENEFICIAL  OWNERS

     As of June 30, 2000, there were 13,330,000 common shares of the Company issued and outstanding. The following table lists the person(s) who, to the knowledge of the Company, beneficially owned more than five percent (5%) of the common shares of the Company as at June 30, 2000.

Name and address of                                               Amount and nature of
beneficial owner              Title of class                       beneficial ownership                Percent of class
--------------------  ------------------------------  -----------------------------------------------  -----------------
Mr. Richard Le Hir    Common shares, par              10,000,000 shares held                                        75 %
8360 Pelletier Blvd.  value $.001                     under a voting trust (1)
Brossard, Quebec
Canada

(1) The voting trust was established pursuant to a letter agreement (the "Letter Agreement") between Richard Le Hir and VisualMed Canada, dated May 9, 2000, whereby Richard Le Hir was appointed as the voting trustee in respect of these shares. Pursuant to the Letter Agreement, Richard Le Hir shall hold said shares of the Company for the benefit of all of the shareholders of VisualMed Canada for the purpose of maintaining control of the Company until (i) the registration of the Securities pursuant hereto in favor of the shareholders of VisualMed Canada; and (ii) the issuance to such shareholders of a number of common shares of the Company that represents a majority of all of the issued and outstanding shares of the Company, at which time the shares will be redeemed by the Company for $100.

SECURITY  OWNERSHIP  OF  MANAGEMENT

     The following table sets out the number of common shares and vested options to purchase common shares of the Company which will be beneficially owned by the directors and the executive officers of the Company at the conclusion of this offering and after giving effect to the redemption of the 10,000,000 shares of Common Stock currently held by Richard Le Hir.

Name and Address1       Number of Shares  Percent of Class

Mr. Grard Dab                6,896,9902               29.8%

Dr. Arthur Gelston            6,371,6403              27.5%

Mr. Richard Le Hir              712,5864               3.1%

Mr. Joseph Mah, C.A.            187,3715               0.8%

Mr. Robert Cohen                  7,5006               .03%

Mr. Barry Scharf                 35,3577               0.2%

Dr. Linda McHarg                 356,572               1.5%

Dr. Linda Snell                    3,000               .01%

Mr. Richard Borenstein           401,406               1.7%

(1) For purposes of this Registration Statement, the addresses for these shareholders is the address of the Company.

(2) Includes 330,000 shares which are issuable upon exercise of options previously granted. Mr. Dab has previously been granted fixed options for 528,000 common shares of which 330,000 are vested and exercisable, and conditional options that could lead to ownership of another 0.5% of the Company if certain conditions are met.

(3) Includes 330,000 shares which are issuable upon exercise of options previously granted. Dr. Gelston has previously been granted fixed options for 528,000 common shares of which 330,000 are vested and exercisable, and conditional options that could lead to ownership of another 0.5% of the Company if certain conditions are met.


(4) Includes 95,014 shares which are issuable upon exercise of options previously granted. Mr. Le Hir has previously been granted conditional options of which 95,014 are vested and exercisable upon completion of this registration statement, and others that could lead to ownership of another 1.25% of the Company if certain conditions are met.

(5) Includes 95,014 shares which are issuable upon exercise of options previously granted. Mr. Mah has previously been granted conditional options, all 95,014 of which are vested and exercisable upon completion of this registration statement.


(6) Mr. Cohen has previously been granted conditional options that could lead to ownership of another 200,000 shares of the Company if certain conditions are met.

(7) Mr. Scharf has previously been granted conditional options that could lead to ownership of another 1.5% of the Company if certain conditions are met.


ITEM  12.     DESCRIPTION  OF  SECURITIES

     The following description is a summary and is qualified in its entirety by the provisions of our Articles of Incorporation and by laws, copies of which have been filed as exhibits to the Registration Statement.

COMMON  STOCK.

     The Company's Articles of Incorporation authorize the issuance of up to 50,000,000 common shares with a par value of $.001 per share. As of June 30, 2000, there were 13,330,000 common shares issued and outstanding. All outstanding common shares are fully paid and non assessable.

LIQUIDATION  RIGHTS.

     Upon the liquidation or dissolution of the Company, the holder of each outstanding common share will be entitled to share on a pro rata basis in the assets of the Company legally available for distribution to shareholders, after the payment of all debts and other liabilities.

DIVIDEND  RIGHTS.

     There are no limitations or restrictions upon the rights of the Board of Directors of the Company to declare dividends. Dividends may be paid at any time in cash, property or shares of the Company, except when the Company is insolvent or when the payment thereof would render the Company insolvent subject to the laws of the State of Nevada. The Company has not paid dividends to date and it is not anticipated that any dividends will be paid in the foreseeable future.

VOTING  RIGHTS.

     Holders of the common shares of the Company are entitled to cast one vote for each share held at all shareholders' meetings for all purposes.



OTHER  RIGHTS.

     The common shares of the Company are not redeemable nor are they convertible. Further, they carry no preemptive or other rights to subscribe to or purchase additional common shares in the event of an offering of common shares by the Company.

     There are no other material rights attaching to the common shares of the Company which are not herein described. There is no provision in the Articles of Incorporation nor the by laws of the Company that would delay, defer or prevent a change in control of the Company. The Company has not issued any preferred stock or debt securities.

SHARES  ELIGIBLE  FOR  FUTURE  RIGHTS.

     The 19,002,785 Shares registered in this offering will be freely tradable without restrictions under the Securities Act, except for any shares held by our "affiliates", which will be subject to the resale limitations of Rule 144 under the Securities Act.

     In general, under Rule 144 as currently in effect, any of our affiliates and any person (or persons whose sales are aggregated) who has beneficially owned his or her restricted shares for at least one year, may be entitled to sell in the open market within any three month period a number of shares of common stock that does not exceed the greater of (i) 1% of the then outstanding shares of our common stock, or (ii) the average weekly trading volume in the common stock during the four calendar weeks preceding such sale. Sales under Rule 144 are also subject to certain limitations on manner of sale, notice requirements and availability of current public information about us. Non affiliates who have held their restricted shares for one year may be entitled to sell their shares under Rule 144 without regard to any of the above limitations, provided they have not been affiliates for the three months preceding such sale.

     Further, Rule 144A as currently in effect, in general, permits unlimited resales of certain restricted securities of any issuer provided that the purchaser is an institution that owns and invests on a discretionary basis at least $100 million in securities or is a registered broker dealer that owns and invests $10 million in securities. Rule 144A allows our existing stockholders to sell their shares of common stock to such institutions and registered broker dealers without regard to any volume or other restrictions. Unlike under Rule 144, restricted securities sold under Rule 144A to non affiliates do not lose their status as restricted securities.

     As a result of the provisions of Rule 144, all of the restricted securities could be available for sale in a public market, if developed, beginning 90 days after the date of this Prospectus. The availability for sale of substantial amounts of common stock under Rule 144 could adversely affect prevailing market prices for our securities.

ITEM  13.     INTEREST  OF  NAMED  EXPERTS  AND  COUNSEL

     The validity of the issuance of the Securities will be passed upon for the Company by Eric P. Littman, P.A. As of June 30, 2000, Mr. Littman was the owner of 300,000 shares of Common Stock.

ITEM 14. DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, the Company has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by it of expenses incurred or paid by our directors, officers or controlling persons in the successful defense of any action, suit or proceedings) is asserted by such director, officer, or controlling person in connection with any securities being registered, the Company will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issues.

ITEMS  15  and  16.     DESCRIPTION  OF  BUSINESS

General

     The Company was incorporated on October 4, 1996 pursuant to the laws of the state of Florida and reincorporated in the State of Nevada on January 29, 1999. Until May 2000, the Company was basically inactive. On May 9, 2000, the Company entered into the Agreement whereby it acquired all of the issued and outstanding shares of VisualMED Canada, a private Canadian corporation. In exchange for the shares so acquired, the Company agreed to issue a total of 19,002,785 shares of the Company (such 19,002,785 shares being referred to above as the "Securities") to the shareholders of VisualMed Canada. As a result of the transaction, VisualMed Canada is now a wholly owned subsidiary of the Company and the Company is currently controlled by the shareholders of VisualMed Canada.

     The Company's strategy is based upon developing effective, affordable clinical software solutions. The Company creates informatics tools which it believes will revolutionize the practice of hospital and office based medicine by providing physicians and other healthcare professionals with immediate on screen electronic access to all relevant patient data on an integrated basis, reflecting a practical approach to clinical problem solving.

     Until recently, modern information and data storage systems have largely ignored the clinical needs of North American hospitals. Though management information systems have been developed for use in connection with the administrative side of healthcare, clinical information systems to assist doctors and nurses in patient care delivery are largely nonexistent. In particular, the information systems that currently exist in the hospital milieu are not clinical tools but rather are focused upon the reporting of numerical data or images and the maintenance of demographic records.

     The Company's state of the art expert clinical system (the "VisualMed System") is designed to fill this void in the market. It allows physicians to enter all their orders for procedures and drugs through a computer interface. All such information then travels electronically to the appropriate destinations (e.g. pharmacy, laboratories, X ray, cat scan and all other imaging devices, operating rooms and other relevant departments). The system provides an on screen display to nursing staff listing all of the procedures which they are required to administer to the patients under their care as well as the scheduling information regarding same. Physicians can review patient care records, consult lab test results for their patients and even access X ray images or the results of all other visual imaging testing procedures ordered for their patients. The VisualMed System also provides relevant expert content to assist in the prescription of drugs or the selection of other methods of treatment, thus allowing physicians to practice evidence based medicine. To the best knowledge of the Company, the VisualMed System is the only one of its kind to include an expert physician order entry function to have been proven to date in a PC environment. In this regard, a similar prototype PC based expert clinical system developed in 1994 by Dr. Arthur Gelston, the current President and Chief Science Officer of the Company has been in continuous operation at the Royal Victoria Hospital in Montreal (a McGill University teaching center) for the past six years.

     The prototype system was conceived as the result of more than twenty years of clinical experience by Dr. Gelston at some of North America's most prestigious medical centers, such as the New York Hospital and the North Shore University Hospital in Long Island, both teaching hospitals affiliated with Cornell University. The prototype system was designed as a clinical tool supporting effective decision making through the integration of available nursing, pharmaceutical, demographic and laboratory data. The system provided physicians with empirical data and cost information at the time of decision making, allowing them to practice evidence based medicine and thus raising the standard of care.

     Rapidly accepted by physicians, nurses and paramedics, the prototype system was shown to reduce medication errors and costs, while increasing personnel efficiency. As a result of user satisfaction, its use was extended to three medical wards at the Royal Victoria Hospital.

The  development  of  the  VisualMed  System

          VisualMed Canada was founded in December 1997 by Dr. Gelston. In 1998, building upon the prototype system previously developed by Dr. Gelston in association with the Royal Victoria Hospital, VisualMed Canada began to develop the VisualMed System, which unlike the prototype runs on a Windows platform. This innovation became possible as the result of the introduction of more flexible software platforms and more robust networking solutions which have allowed the Company to develop a system that, in its view, is unparalleled at present by any existing clinical software as regards flexibility and ease of use. The VisualMed System provides physicians with an intuitive, user friendly and ergonomic expert support system.

          At present, the VisualMed System is in the Beta testing phase at the Montreal Heart Institute. Similar tests are expected to begin in the fall of 2000 at the Sainte Justine Children's Hospital in Montreal. Both of these institutions are internationally renowned tertiary care teaching hospitals affiliated with the University of Montreal. The quality of these sites will have a bearing on market acceptance. The Company expects that it will begin to commercially market the system in the United States, Canada and South America in the summer of 2000, while it pursues the Beta testing phase.

          Once commercialized, the Company believes that its suite of software will usher in a new era of clinical informatics, based upon the application of previously unavailable technologies. The Company's suite of software will conform to the speed and reliability criteria of the healthcare informatics environment, which heretofore have not been adequately addressed. Further, the use of higher level programming languages, such as Delphi 5, among others, means that the turnaround time and the cost to the client institution of new development is reduced.

The  VisualMed  System

     The VisualMed System is an informatics tool comprising a suite of software that allows physicians and other medical professionals to make informed decisions more rapidly and effectively in the areas of diagnosis and therapy. This is accomplished by presenting decision support in real time in the context of the order entry process. The VisualMed System suite is an expert system that integrates information, such as laboratory, demographic and clinical data as well as prescription information from the pharmacy, from a variety of traditional sources, which information may then be viewed in tabular and color graphics format so as to be used effectively. Data accessed using the VisualMed System is presented to the physician in the clinical context of a particular case and only those portions of the data relevant to the current situation are displayed.

     The  key  features  of  the  VisualMed  System  are  thus  as  follows:

DATA COLLECTION FEATURE: The VisualMed System replaces paper based recording as well as clinical data entry.

MANAGEMENT, ADMINISTRATION AND SCHEDULING FEATURES: Through the integration of laboratory, demographic and nursing data downloaded from legacy (existing) systems or direct data entry by healthcare professionals, the VisualMed System facilitates information management within the client institution. Information is readily accessible to all administrative staff and medical professionals, thus enhancing the efficient flow of information throughout the client institution. From an administrative perspective, this allows the system administrator to perform quality control audits in real time. As a result, rather than waiting months for clinical data to become available, as is the case with legacy systems, administrators can review clinical practice, costs and performance almost instantaneously. Changes in policies and practices, as required, may thus be instituted in a timely manner. In addition, scheduling and booking of appointments for patients within a client institution, including inter clinic bookings, are facilitated by the integration of all pertinent data into a centralized scheduling system, which nonetheless takes into account the scheduling rules established by each individual clinic. From a medical perspective, the VisualMed System provides medical professionals with easy access to vital information which might otherwise be overlooked despite its clinical significance, such as serious drug interactions, dosage errors or critical abnormal results.

EXPERT CONTENT FEATURE: The VisualMed System provides physicians with important cues and suggestions regarding the most viable methods of treatment in the clinical context of a given situation. Equipped with state of the art pharmaceutical and clinical guides developed by the Company, the system provides real clinical support to medical professionals. The VisualMed System's menus contain the full repertory of prescription drugs, including their cost, thus allowing physicians to make cost efficient judgments. The system, which provides preferred diagnostic and therapeutic alternatives to a physicians, nonetheless allows the end user to make the ultimate clinical decisions.

     The VisualMed System consists of modules that are designed to respond to the clinical needs of the individual medical and surgical specialties. A client institution will use all or some of the modules depending on its mission. Based on algorithms that can be custom modified through a unique user interface, each client institution can readily adapt the system to its own needs and to the needs of certain particular wards. Generally, the VisualMed System is suitable for use in teaching hospitals at the tertiary care level as well as in the general hospital or community hospital setting.

     The VisualMed System software is installed on database and application servers that communicate with Windows NT workstations connected to the hospital's local area network (LAN). Depending on the informatics capabilities of the host institution, it may send test requests to the hospital's laboratory systems, receive laboratory and image results for use in physician decision support and be linked to an existing pharmacy inventory system.

     The following are the modules comprised in the VisualMed System software suite:

VISUALMD

     VisualMD is an expert electronic physician order entry system designed for use on multiple wards and departments of a hospital allowing physicians to enter all their orders in a computerized database for future access and action by themselves and other professionals providing care to their patients. VisualMD contains a state of the art clinical guide, the index of which is directly linked to specific lab results and medications of individual patients.

VISUALNURSE

VisualNURSE is an electronic nursing tool integrally related to VisualMD. Data transferred from VisualMD automatically generates a nursing and medication index, which constitutes the patient's medication record. A unique user interface allows individual wards to handle nursing duties in a flexible manner specific to that particular ward. Menus of nursing tasks on a given ward are related to the types of patients seen on that ward. Nurses use VisualNURSE to maintain the nursing hospital record, which is readily available for discharge planning and medical and paramedical consultation.

VISUALSURGEON

VisualSURGEON is an expert electronic surgical order entry system designed for use on multiple surgical wards and departments of a hospital. VisualSURGEON functions similarly to VisualMD. However, the algorithms and user cues have been adapted to surgical practice.

VISUALONCOLOGY

VisualONCOLOGY is an expert electronic physician order entry system designed for use on the oncology ward or service of a hospital already using the VisualMed System. VisualONCOLOGY functions similarly to VisualMD except that additional algorithms and user cues are tailored to the practice of oncology. Through its unique user interface, VisualONCOLOGY maintains the various chemotherapeutic protocols in an easy to use tabular and pictographic format, which can be customized by the hospital pharmacist. Automatic safety overrides prevent inadvertent dosing errors; however these can be overridden by an attending physician, where required. VisualONCOLOGY stores custom selected information to file, facilitating the work of the protocol data manager. The protocol data manager, responsible for collating thousands of data results for patients enrolled in chemotherapy trials is more easily able to survey the course of therapy, looking for unforeseen side effects and results of treatment.

VISUALER

VisualER is an expert electronic physician order entry system designed for use in the emergency department of a hospital. VisualER functions similarly to VisualMD except that the algorithms and user cues are tailored to emergency department medical and surgical practice. It contains emergency "protocols" to facilitate rapid order entry in a department that is generally busy. VisualER also contains screens showing the diagnostic and therapeutic "progress" made by the patient through his or her stay so that the physician can rapidly judge not only the need for more in depth assessment, but also the overall function of the emergency unit at any given time. This is especially important during periods when the emergency department is overcome by large influxes of patients.

VISUALCHART

VisualCHART is an electronic patient record that contains all information pertinent to a patient's hospitalization. VisualCHART replaces the paper patient record and is accessible to all members of the ward team, including doctors, nurses, consultants, clerks, dieticians, physiotherapists, social workers and students, among others. Data relevant to each particular class of users may be easily retrieved through the use of customized display formats.

VISUALOR

VisualOR is a scheduling and order entry system for use in the operating and recovery suite, integrally linked with VisualMD and VisualSURGEON on the hospital wards. VisualOR links off ward order entry and results reporting seamlessly with prescriptions created using VisualMD or VisualSURGEON on the hospital ward. Prescribers all share the identical electronic record so that seamless continuity of care is assured as the patient is physically moved from one area of the institution to another. The VisualOR scheduling feature allows for the effective booking of the operating room theater, taking into account personnel needs and medical supplies.

VISUALPHARMACY

VisualPHARMACY is an electronic pharmacy inventory system integrally connected with VisualMD, VisualSURGEON and the other VisualMed System modules. VisualPHARMACY is linked to an adverse drug reactions database and a pharmaceutical clinical guide. It shares data with the other modules of the VisualMed System and has a unique user interface allowing for the development of local prescription algorithms for use in the clinical pharmacy. VisualPHARMACY algorithms verify medication dose, frequency, and administration route according to demographic, laboratory, and diagnostic criteria and are an important factor in the enhanced safety profile provided by the VisualMed System. Each physician prescription, is, in effect, validated by the pharmacy service underlying VisualPHARMACY.

VISUALBOOK

VisualBOOK is an electronic scheduling system for patient examination and imaging visits in the hospital environment. VisualBOOK assures maximum flexibility in physician and patient scheduling as well as with respect to inter booking among multiple clinics, wards, laboratories and the emergency department. Physician schedules generated by secretaries in individual clinics are visible to users in any part of the system. Patients can be booked from one clinic to another even if the clinic to be booked is closed. Follow up appointments and appointment rescheduling can be accomplished without having to re enter patient information.

VisualBOOK automatically cues the physician concerning periodic preventive care interventions such as annual flu shots, other immunizations and mammographies, among others. Suggested interventions are based on the most recent North American guidelines, as set out in the Report on the Periodic Health Exam, and on individual patient demographic, laboratory or diagnostic information.
VisualBOOK can handle as many as 250,000 annual appointment slots per institution or center. Its data module functions integrally with the data handling system incorporated into VisualMD, VisualSURGEON and the other clinical modules of the VisualMed System.

VISUALPROF

VisualPROF is a didactic tool containing virtual patients and data for use by undergraduate and graduate trainees in the setting of a teaching hospital. VisualPROF contains a suite of electronic or virtual patients whose results and prescriptions can be modified by student prescribers, thus complementing the student's exposure to clinical materials. The user interface is the same as that used by actual physicians in the care of their patients.

VISUALADMIN

VisualADMIN is an electronic record that integrates the VisualMed System's medical, laboratory, imaging, administrative and demographic data. VisualADMIN regroups all clinical data emanating from within the same institution and makes this data available to clinical users throughout the facility. Relevant data is thus accessible by means of any module of the system in such a manner that only the information which is relevant to a particular application is displayed at the time of use. VisualADMIN data is shared with all of the modules in the VisualMed System.

Benefits  of  the  VisualMed  System

     The Company believes that the implementation of the VisualMed System in client institutions may procure the following benefits:

     ENHANCED PATIENT SAFETY: One of the main features of the system is better prescription management which, in turn, should lead to a reduction in dosage errors and potential drug conflicts. Further, the risk of human filing and transcription errors should be reduced through the standardization of data entry. Finally, physicians will be automatically cued in the event of abnormal critical results which may otherwise have been overlooked.

- REDUCTION OF COSTS: The VisualMed System presents the least expensive prescription alternatives to physicians in any given case and always displays prescription costs to the prescriber at the time of order entry. In this regard, the prototype system installed at the Royal Victoria Hospital, upon which the VisualMed System is based, has been documented to result in a 29% savings in prescription costs. Further, the system discourages unnecessary test repeats by prompting the user about tests previously performed. Given that the system is designed to reduce the administrative workload of medical personnel, client institutions are likely to realize savings as a result of the more efficient use of resources. Finally, the VisualMed System, given the technology upon which it is based, can be offered to client institutions at an affordable entry price as compared with competing mainframe-based systems.

- INCREASED EFFICIENCY: One of the main benefits of the system is that it saves physicians, nurses and other medical professionals time by significantly reducing their paperwork. It also provides all medical personnel with easy access to patient information and facilitates communications among same. This allows medical personnel to be deployed in a more efficient manner and, more particularly, allows them to spend more time with their patients. Further the implementation of the system may be done rapidly and without undue disruption due to the fact that the system requires very little training on the part of physicians and other medical personnel. The system links all medical personnel with the patient booking system, thus allowing for the seamless management of patient scheduling throughout the client institution.

- ENHANCED QUALITY CONTROL AND ADMINISTRATION: Through the means of the VisualMed System, personnel activity and cost efficiency can be monitored in real time in a non intrusive manner. As a result, problems are detected and resolved more rapidly. Finally, the modules of the system are in conformity with industry standards thus permitting links to be established with existing software.

- TRAINING: The didactic module of the system enhances the students' learning process by complementing their exposure to clinical materials.

Research  and  Development  Activities

During the fiscal year ended September 30, 1999, VisualMed Canada spent $579,902 in connection with its research and development activities.

Intellectual  Property

VisualMed Canada has made an application for a patent registration in connection with the VisualMed System. VisualMed Canada has also made an application in both Canada and the United States for the registration of its trade mark "THE
WIRELESS  HOSPITAL"  for  use  in  connection  with  the  VisualMed  System.

Principal  Suppliers

     The Company is not dependent upon any one particular supplier for the supply of materials and equipment relating to the manufacture of the VisualMed System software.

Industry  Profile

     The introduction of software solutions in clinical medicine has been slow. Institutional software was initially developed for use in the areas of hospital administration, personnel scheduling and pharmacy inventory. Clinical medicine is complex and until recently, only mainframe systems, which are expensive to develop and maintain, could generate screens rapidly enough for convenient access by the user. However, the user was forced to adopt a pre established data display and retrieval method.

     The  evolution  of  local area networks (LAN) and of the personal computers
(PC) they support has changed this. The introduction of the acceptably stable Windows platforms has set the foundation for a revolution in clinical informatics. Therefore, it is going to be much easier to expand the use of electronic charting in critical care hospitals.

     Currently, leading suppliers of hospital informatics solutions have focused on the development of laboratory tools and have not fully focused on the demands of physician practitioners.

The  Market  for  the  Company's  Product

     There are over 10,000 hospitals and long term care centers in the United States, Canada, South America and Western Europe. To the Company's knowledge, only a few North American institutions have experimented with electronic order entry, consisting primarily of a few large centers whose mainframe technology is not easily transferable. Notwithstanding the slow development in this field to date, the Company is of the view that the use of electronic order entry and electronic charting will become more prevalent in the healthcare industry in the upcoming years as institutions begin to demand more clinically oriented software, as a result of the growing pressures to practice efficient, evidence based medicine and the globally perceived need to contain inflated medical costs. The Company believes that it will be in a position to benefit from this growing market.



Competition

     In view of the Company, the healthcare information systems market is competitive, rapidly evolving and subject to rapid technological change. However, to the best knowledge of the Company, there are very few companies which offer software which competes directly with the VisualMed System. The Company believes that its competitive advantage is derived mainly from the fact that, whereas its principal competitors offer mainframe based information systems, the VisualMed System is PC based. As a result, the VisualMed System is more flexible, user friendly and comprehensive. Further, the application of previously unavailable technologies and higher level programming languages to the VisualMed System increases the speed and reliability of the software and reduces the turnaround time for new development. Finally, given the technology upon which it is based, the VisualMed System can be offered to client institutions at an affordable entry price as compared with competing mainframe based systems.

The  Company's  Design  and  Marketing  Program

     The Company has assembled an experienced design team, which has access to a host of experienced consultants in the medical, nursing, paramedical and informatics fields, with whom the principals of the Company have worked for a number of years. As discussed above, an alliance has been forged with the Montreal Heart Institute where the VisualMed System is currently undergoing Beta testing. Further, the Company expects to conduct similar tests at the Sainte Justine Children's Hospital of Montreal in the fall of 2000. These institutions are to serve as the test sites for all future developments of the VisualMed System.

     The Company's marketing staff, currently under the direction of the Vice President of Sales and Marketing of the Company, will consist of 7 persons responsible for the marketing of the VisualMed System in Canada and the United States. At present, the Company is in advanced stage of discussions with several potential clients in North and South America, but has not yet concluded any sales. The commercialization of the system outside of North America will be handled by additions to the current marketing staff or through joint venture and marketing agreements with third parties, where applicable, or both, as shall be determined by the Company at a later date. In this regard, the Company is in the advanced stages of negotiations relating to the establishment of joint ventures in both Brazil and Panama. As aforementioned, the Company expects to launch the system in Canada, the United States and South America in late 2000 and, shortly thereafter in Western Europe.

EMPLOYEES

     As  of  June  1,  2000,  VisualMed  Canada  had  38  full  time  employees.

REPORTS  TO  SECURITY  HOLDERS.

     After the effective date of this document, we will be subject to the reporting requirements of the Exchange Act and will file reports and other information with the Securities and Exchange Commission (the "SEC") in accordance therewith. Our annual report will contain audited financial statements. We are not required to deliver an annual report to security holders and will not voluntarily deliver a copy of the annual report to the security holders. Such reports and other information filed by us will be available for inspection and copying at the public reference facilities of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549.

     Copies of such material may be obtained by mail from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1 800 SEC 0330. In addition, the SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

ITEM 17. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

          This discussion and analysis should be read in conjunction with VisualMed Canada financial statements and accompanying notes included. Operating results for the year ended September 30, 1999 and the six months ended March 31, 2000 are not necessarily indicative of results that may occur in future periods. All figures are in Canadian dollars.

     Except for the historical information contained herein, discussion contains forward looking statements that involve risks and uncertainties. When used herein, the words "believe", "anticipate", "expect", "estimate" and similar expressions are intended to identify such statements. There can be no assurance that these statements will prove to be correct. VisualMed Canada's actual results could differ materially from those discussed here. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this section. VisualMed Canada undertakes no obligation to update any of the forward looking statements contained herein to reflect any future events or development.

RESULTS  OF  OPERATIONS

Revenue
The Company is still in development stage and does not have any revenues from sales.

Research  and  Development
     Research and development expenses were $594,000 for the six months ended March 31, 2000 compared to $133,000 in the similar period last year, and $580,000 for the year ended September 30, 1999. This increase is the result of hiring more software development professionals.

General  and  Administrative
     General and administrative expenses for the six months ended March 31, 2000 were $1,951,000 compared to $118,000 in the similar period last year, and $516,000 for the year ended September 30, 1999. The major components of General and Administrative expenses were salaries, marketing, professional fees, and general office. The increase s for the six month period were related to the development of business infrastructure and corporate finance advice.

Interest  on  Loans
     Interest on loans was $42,000 for the six months ended March 31, 2000 compared to $9,000 in the similar period for last year and $20,000 for the year ended September 30, 2000. Both increases were due to loan increases.

Depreciation
     Depreciation expense was $50,000 for the six months ended March 31, 2000 compared to $9,000 for the similar period last year and $34,000 for the year ended September 30, 1999. This reflects increases in computer equipment.

Net  Loss
     Net loss for the six months ended March 31, 2000 was $2,387,000 compared to a net loss of $225,000 for the similar period last year, and $939,000 for the year ended September 30, 1999. The increased net losses reflect the acceleration in research and development activities, marketing, business development, corporate finance advice.

LIQUIDITY  AND  CAPITAL  RESOURCES

     During the year ended September 30, 1999, VisualMed Canada obtained $1,200,000 in loans; $1,000,000 was used in operating expenses and $200,000 was used in purchase of capital assets which comprise mainly of computer equipment.

     During  the  six  months  ended  March  31,  2000  VisualMed  Canada raised
$5,000,000 through sale of share capital, convertible securities and notes payable, of which $1,600,000 represented deposits towards subscription for shares in VisualMed U.S. With the proceeds from share issuance, VisualMed Canada repaid the $1,200,000 in loans from the previous year, purchased capital assets comprising mainly of computer equipment for $ 200,000 and incurred $2,400,000 in operating expenses, to develop the VisualMed software and building business infrastructure, leaving a cash balance of $1,200,000 on March 31, 2000.

     The Company plans to use available funds for ongoing research and development, commercial and business development activities, other general corporate and capital expenditures. Over the next twelve months, the VisualMed software will be tested at several hospital test sites, and several large hospitals who have expressed an interest in the product once a commercial version is available. The Company expects to have commercial sales within the next year.

           As of June 2000, the Company's monthly operating expenses amounted to approximately $500,000. Later in the year, the Company is planning to launch a comprehensive marketing campaign in both the United States and Canada, which together with increases in research and development expenses, is expected to increase the monthly operating expenses level to approximately $700,000. Capital expenditures are primarily for computer hardware and software necessary to develop and test the Company's products will also be necessary within the next year.

The Company has obtained financing for its operations primarily through the sale of preferred and common stock to venture capital investors, institutional investors and other investors. VisualMed was still in the development stage as at March 31, 2000. The Company will not complete its development program until the software under development has been completed and tested and the necessary financing to perform these activities is obtained. The Company expects to receive the balance of research and development tax credits receivable from the governments of Canada and Quebec of $250,000 for the six month period ended March 31, 2000 and $212,000 for the year ended September 30, 1999, which were recorded as income tax recovery. Subsequent to March 31, 2000 the National Research Council (NRC) of Canada will provide monthly disbursements over a one year period, totaling over $400,000. These NRC advances are repayable as a royalty on future sales.


       The Company expects to incur substantial and increasing research and development, and business development expenses. The company intends to seek additional financings, as needed. At time of writing, the company is engaged in ongoing discussions and negotiations with various potential investors to obtain the necessary financing to execute its business plan. Additional financings may come in the form of contractual arrangements with corporate partners and others, and financing through convertible debentures and lines of credit. The company must obtain additional financing to fund its operations, until commercial sales generate sufficient cash flows. There can be no assurance that any additional financing will be available or, if available, will be on favorable terms.

ITEM  18.     DESCRIPTION  OF  PROPERTY

         As of March 31, 2000, the Company leased the following premises:

Location                              Area      Purpose     Expiry Date
------------------------  ------------------  ------------  -----------
391 and 397 Laurier West
   Montreal, Quebec        2,700 sq. ft.      Office space  March 2003
   393 Laurier West      (approximately)


   Montreal, Quebec        1,300 sq.ft.       Office space  March 2003
   395  Laurier  West
   Montreal,  Quebec       1,600  sq.ft.      Office space  March  2003


ITEM  19.     CERTAIN  RELATIONSHIPS  AND  RELATED  TRANSACTIONS

     Other than the sale of stock to the Company's founders and officers and directors, there have been no other related transactions.

               ITEM 20. MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS The Company's common stock is currently listed for trading on the
National Quotation Bureau Pink Sheets under the symbol VSMD. There is currently a limited trading market in the Company's common stock. The closing bid for the Company's common stock on August 3, 2000 as quoted by the National Quotation Service Bureau was $3.50 per share.

     As of August 1, 2000, there were approximately 50 holders of record of the common shares of the Company.

     Since its incorporation, the Company has not paid any dividends to the holders of its common shares. There are no restrictions limiting the ability of the Company to pay dividends on its common shares. However, the Company does not expect to declare or pay dividends in the foreseeable future.

ITEM  21.     EXECUTIVE  COMPENSATION


     The following table depicts all plan and non plan compensation awarded to, earned by or paid to the named executive officer of the Company for the period indicated:

NAME &              YEAR          SALARY             BONUS       OTHER ANNUAL    RESTRICTED STOCK    (IN CANADIAN $)
PRINCIPAL          ENDED      (IN CANADIAN $)   (IN CANADIAN $)  COMPENSATION  AWARD (IN CANADIAN$)
POSITION          SEPTEMBER  (CONSULTING FEES)
                 30, 1999 1   (IN CANADIAN $)
Richard  Le  Hir       1999             N/A  2
Director,
Senior Vice President
and Chief Executive
Officer

Gerard Dab             1999                  0                0          119,165                  0          119,165
Chairman

Arthur Gelston         1999             75,000                0           37,000                  0          112,000
Director,
President and
Chief Science
Officer

Joseph Mah             1999              N/A 2              N/A              N/A                N/A              N/A
Vice President
of Finance and
Chief Financial
Officer

Barry Scharf           1999              N/A 2              N/A              N/A                N/A              N/A
Vice President
of Client
Services

Robert Cohen           1999              N/A 2              N/A              N/A                N/A              N/A
Vice President
of Sales &
Marketing

Chafye Nemri 3         1999             11,667                0                0                  0           11,667
Chief Executive
Officer


1.  There  were  no  operations  prior  to  the  year  ended September 30, 1999.

2. Richard Le Hir, Joseph Mah, Barry Scharf, and Robert Cohen were hired subsequent to September 30, 1999.

3. Chafye Nemri was Chief Executive Officer from August 30, 1999 to December 7, 1999. He was paid a salary of $29,167 and a severance salary of $30,000 after September 30, 1999.


OPTION  GRANTS  IN  LAST  FISCAL  YEAR
--------------------------------------
NAME &           YEAR       NUMBER OF    % OF TOTAL    EXERCISE PRICE  EXPIRATION
PRINCIPAL        ENDED      OPTIONS      OPTIONS      ($/SH)           DATE
POSITION         SEPTEMBER  GRANTED (#)  GRANTED TO
                 30                      EMPLOYEES IN
                                         FISCAL YEAR
                ----------  -----------  ------------  ---------------  ----------
Gerard Dab
Chairman              1999     528,000      42.3%          $0.50        Feb. 15, 2009

Arthur Gelston
Director,
President and
Chief Science
Officer               1999     528,000     42.3%           $0.50        Feb. 15, 2009

Employment  Agreements

     VisualMed Canada has entered into Employment Agreements with Mr. G rard Dab, Dr. Arthur Gelston and Mr. Richard Le Hir. The Employment Agreements of the Executives hereunder shall be for a fixed term of seven years, ended March 13, 2007, and shall be renewed only if the parties accept such a renewal. The annual salary of the Executives is $180,000, subject to re evaluation twice per year. The Executives are entitled to bonuses and options conditional to the Company's reaching certain sales criteria. If the Agreement is terminated by VisualMed Canada prior to the end of the term, VisualMed Canada shall pay an amount representing the base salary for the remaining period of the contract, taking into account the twice per year evaluations.

     ITEM  22.     FINANCIAL  STATEMENTS

     See  attached.  Exhibit  F.

     Statements included in this report that do not relate to present or historical conditions are "forward looking statements" within the meaning of the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995 (the "1995 Reform Act"). Additional oral or written forward looking statements may be made by the Company from time to time and such statements may be included in documents other than this Report that are filed with the Commission. Such forward looking statements involve risks and uncertainties that could cause results or outcomes to differ materially from those expressed in such forward looking statements. Forward looking statements in this report and elsewhere may include, without limitation, statements relating to our plans, strategies, objectives, expectations, intentions and adequacy of resources and are intended to be made pursuant to the Safe Harbor provisions of the 1995 Reform Act Introduction.


ITEM 23. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

The accounting firm of Deloitte & Touche LLP audited the financial statements of VisualMed Canada. Since inception, we have had no changes in or disagreements with our accountants. Barry L. Friedman, CPA has audited the financial statements of VisualMed U.SWe have no disagreements with this accountant.
Subsequent to the May 9, 2000 reverse acquisition of VisualMed U.S., the accounting firm of Deloitte & Touche LLP will be appointed as auditors of the Company.

ITEM  24.     INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

     Our Articles of Incorporation provide that, to the fullest extent permitted by law, none of our directors or officers shall be personally liable to us or our shareholders for damages for breach of any duty owed to our shareholders or us. Nevada law provides that a director shall have no personal liability for any statement, vote, decision or failure to act, regarding corporate management or policy by a director, unless the director breached or failed to perform the duties of a director. A company may also protect its officers and directors from expenses associated with litigation arising from or related to their duties, except for violations of criminal law, transactions involving improper benefit or willful misconduct. In addition, we shall have the power, by our by laws or in any resolution of our stockholders or directors, to undertake to indemnify the officers and directors of ours against any contingency or peril as may be determined to be in our best interest and in conjunction therewith, to procure, at our expense, policies of insurance. At this time, no statute or provision of the by laws, any contract or other arrangement provides for insurance or indemnification of any of our controlling persons, directors or officers that would affect his or her liability in that capacity.

ITEM  25.     OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION

     The following table is an itemization of all expenses (subject to future contingencies) which the Company has incurred or expects to incur in connection with the issuance and distribution of the securities being offered hereby. Items marked with an asterisk (*) represent estimated expenses. The
Company has agreed to pay all the costs and expenses of this offering. The Selling Security Holders will pay no offering expenses.


EXPENSE

          SEC Registration Fee           $     19,300
          Legal Fees and Expenses*       $     200,000
          Accounting Fees and Expenses*  $     100,000
          Miscellaneous*                 $      50,000
          Total*                         $     369,000
                                         =============

*  Estimated  Figure

ITEM  26.     RECENT  SALES  OF  UNREGISTERED  SECURITIES

     The only shares which were issued and outstanding within the last three years are the 10,000,000 shares currently owned by Richard Le Hir.

ITEM 27.  EXHIBITS

Exhibit Number      Exhibit Description
     3.1            Articles of Incorporation*

     3.2            By laws*

       4            Instrument Defining the Right of Holders  Share Certificate*

       5            Legal Opinion

      23            Consents of Experts

      27           Financial Statements and Financial Data Schedule

*  To  be  filed  by  Amendment


ITEM  28.     UNDERTAKINGS

     The  undersigned  Registrant  hereby  undertakes:

     1. To file, during any period in which it offers or sells securities, a post effective amendment to this registration statement to:

     a. Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     b. Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement;

     c. Include any additional or changed material information on the plan of distribution.

     2. That, for determining liability under the Securities Act, to treat each post effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     3. To file a post effective amendment to remove from registration any of the securities that Remain unsold at the end of the offering.

     4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

     5. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred and paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing of Form SB 2 and authorized this registration statement to be signed on its behalf by the undersigned, in the August, on 11,2000.
------      ----


                    VISUALMED  Clinical  Systems  Corp.

                    /s/  Richard  Le  Hir
                    _____________________
                    By:  Richard  Le  Hir,  Senior  Vice  President  and  C.E.O.
                    Date:  August  11,  2000

     In accordance with the requirements of the Securities act of 1933, this registration statement was signed by the following persons in the capacities and on the date stated.


Name                        Position               Date

------------------
Gerard Dab                  Chairman and
                            Director


------------------
Arthur Gelston              President and
                            Director

------------------
Linda McHarg                Director


------------------
Linda Snell                 Director


------------------
Richard Le Hir              Senior Vice President and C.E.O.,
                            Director

------------------
Richard Borenstein          Director

------------------
Caroline Singleton          Director

------------------
Joseph Mah                  Chief Financial Officer

VISUALMED CLINICAL SYSTEMS CORP.

Exhibit F - Financial information
Table of contents

AUDITED FINANCIAL STATEMENTS OF
CHERRY TREE CAPITAL CORP.
(NOW VISUALMED CLINICAL SYSTEMS CORP.)

Independent auditors' report . . . . . . . . . . . . . . . . . . . . . . .   F-2

Balance sheets. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-3

Statements of operations. . . . . . . . . . . . . . . . . . . . . . . . . .  F-5

Statements of changes in stockholders' equity . . . . . . . . . . . . . . .  F-6

Statements of cash flows. . . . . . . . . . . . . . . . . . . . . . . . . .  F-7

Notes to the financial statements . . . . . . . . . . . . . . . . . . . . .  F-8

AUDITED FINANCIAL STATEMENTS OF
VISUALMED CLINICAL SYSTEMS INC.

Independent auditors' report. . . . . . . . . . . . . . . . . . . . . . .   F-11

Statements of loss. . . . . . . . . . . . . . . . . . . . . . . . . . . .   F-12

Balance sheets. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   F-13

Statements of shareholders' equity. . . . . . . . . . . . . . . . . . . .   F-14

Statements of cash flows. . . . . . . . . . . . . . . . . . . . . . . . .   F-15

Notes to the financial statements . . . . . . . . . . . . . . . . . . . .   F-16

UNAUDITED PRO FORMA CONSOLIDATED
FINANCIAL STATEMENTS OF
VISUALMED CLINICAL SYSTEMS CORP.

Introduction. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   F-25

Pro forma consolidated statements of loss
    - six months ended March 31, 2000 . . . . . . . . . . . . . . . . . .   F-26

Pro forma consolidated statements of loss-twelve months
    ended September 30, 2000 . . . . . . . . . . . . . . . . . . . . . . .  F-27

Pro forma consolidated balance sheet - March 31, 2000 . . . . . . . . . .   F-28

Note to the pro forma consolidated financial statements . . . . . . . . .   F-29



                                             Barry  L.  Friedman,  P.C.,  C.P.A.
                                             1582  Tulita  Drive
                                             Las  Vegas,  Nevada  89123

INDEPENDENT  AUDITORS'  REPORT


Board  of  Directors  of
Cherry  Tree  Capital  Corp.
Miami,  Florida

I have audited the accompanying balance sheets of Cherry Tree Capital Corp., (A Development Stage company), (Formerly Netmaximizer.Com, Inc.), as of March 31, 2000 and December 31, 1999, and the related statements of operations, stockholders' equity and cash flows for the periods of January 1, 2000, to March 31, 2000, and January 29, 1999, (inception) to December 31, 1999. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on our audits.
I conducted my audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion. In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cherry Tree Capital Corp., (A Development Stage Company), (Formerly Netmaximizer.Com, Inc.), as at March 31, 2000 and December 31, 1999, and the results of its operations and its cash flows for the periods of January 1, 2000, to March 31, 2000, and January 29, 1999, (inception) to December 31, 1999, in conformity with generally accepted accounting principles.
The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note #5 to the financial statements, the Company has no established source of revenue. This raises substantial doubt about its ability to continue as a going concern Management's plan in regard to these matters are also described in Note #5. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/  Barry  L.  Friedman
-------------------------------
Certified  Public  Accountant

CHERRY TREE CAPITAL CORP.
(FORMERLY NETMAXIMIZER.COM. INC.)
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS
(IN U.S. DOLLARS)
========================================================================================================
                                                                               MARCH 31     December 31
                                                                                 2000          1999
--------------------------------------------------------------------------------------------------------
                                                                             $              $


ASSETS
Current assets
  Cash                                                                             10,000        10,000
--------------------------------------------------------------------------------------------------------
    Total current assets                                                           10,000        10,000

OTHER ASSETS
  Total other assets                                                                    -             -
--------------------------------------------------------------------------------------------------------
TOTAL ASSETS                                                                       10,000        10,000
========================================================================================================




The accompanying notes are an integral part of these financial statements.


                                      F - 3

CHERRY TREE CAPITAL CORP.
(FORMERLY NETMAXIMIZER.COM. INC.)
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS (CONT'D)
========================================================================================================
(IN U.S. DOLLARS)
                                                                                 MARCH 31    December 31
                                                                                   2000          1999
--------------------------------------------------------------------------------------------------------
                                                                                $            $


LIABILITIES
Current liabilities
  Officers' advances (Note 8)                                                       1,840         1,040
--------------------------------------------------------------------------------------------------------
TOTAL CURRENT LIABILITIES                                                           1,840         1,040
--------------------------------------------------------------------------------------------------------

STOCKHOLDERS' EQUITY
  Common stock, $0.001 par value
authorized 50,000,000 shares
    issued and outstanding at
    December 31, 1999 - 15,025,000 shares                                               -        15,025
    March 31, 2000 - 15,025,000 shares                                             15,025             -

  Additional paid in capital                                                       (5,025)       (5,025)

  Deficit accumulated during the development stage                                 (1,840)       (1,040)
--------------------------------------------------------------------------------------------------------
TOTAL STOCKHOLDERS' EQUITY                                                          8,160         8,960
--------------------------------------------------------------------------------------------------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                         10,000        10,000
========================================================================================================




The accompanying notes are an integral part of these financial statements.

CHERRY TREE CAPITAL CORP.
(FORMERLY NETMAXIMIZER.COM. INC.)
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS
(IN U.S. DOLLARS, EXCEPT SHARE INFORMATION)
==============================================================================================
                                                                                   JANUARY 29,
                                                  JANUARY 1,     January 29,          1999
                                                    2000            1999           (INCEPTION)
                                                 TO MARCH 31,  to December 31,    TO MARCH 31,
                                                     2000            1999             2000
----------------------------------------------------------------------------------------------
                                                 $              $               $


INCOME
  Revenue                                                   -               -            -
----------------------------------------------------------------------------------------------

Expenses
  General and administrative                              800           1,040        1,840
----------------------------------------------------------------------------------------------
Total expenses                                            800           1,040        1,840
----------------------------------------------------------------------------------------------
Net LOSS                                                 (800)         (1,040)      (1,840)
==============================================================================================


Net loss per share
  Basic and diluted (Note 2)                                -         (0.0002)     (0.0002)
==============================================================================================


Weighted average number of common
  shares outstanding                               15,025,000       6,896,166    8,670,084
==============================================================================================





The  accompanying  notes  are  an  integral  part of these financial statements.

CHERRY TREE CAPITAL CORP.
(FORMERLY NETMAXIMIZER.COM. INC.)
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS
(IN U.S. DOLLARS, EXCEPT SHARE INFORMATION)
==========================================================================
                                                 Additional
                                Common Stock       Paid-in   Accumulated
                               Shares    Amount    Capital    Deficit
                              --------  -------  ----------  --------
                                        $        $          $


February 9, 1999
  issuance of common stock
  from merger                 5,025,000    5,025    (5,025)        -

November 1, 1999
  issuance of common stock
  for cash                   10,000,000   10,000         -         -

Net loss,
  January 29, 1999
  to December 31, 1999                -        -         -    (1,040)
----------------------------------------------------------------------
Balance,
  December 31, 1999          15,025,000   15,025    (5,025)   (1,040)

Net loss,
  January 1, 2000, to
    March 31, 2000                    -        -         -      (800)
Balance,
----------------------------------------------------------------------
  March 31, 2000             15,025,000   15,025    (5,025)   (1,840)
======================================================================




The accompanying notes are an integral part of these financial statements.

CHERRY TREE CAPITAL CORP.
(FORMERLY NETMAXIMIZER.COM. INC.)
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS
(IN U.S. DOLLARS)
========================================================================================
                                                                              JANUARY 29,
                                              JANUARY 1,        January 29,      1999
                                                2000               1999       (INCEPTION)
                                             TO MARCH 31,     to December 31, TO MARCH 31,
                                                2000               1999          2000
----------------------------------------------------------------------------------------
                                          $                  $              $


CASH FLOWS FROM
OPERATING ACTIVITIES
    Net loss                                          (800)         (1,040)      (1,840)
    Adjustment to reconcile net loss to
      net cash provided by
      operating activities                               -               -            -

    Changes in assets and liabilities
      Increase in current liabilities                  800           1,040        1,840
----------------------------------------------------------------------------------------
    Net cash provided by
      operating activities                               -               -            -

CASH FLOWS FROM
  INVESTING ACTIVITIES                                   -               -            -

CASH FLOWS FROM
  FINANCING ACTIVITIES
    Issuance of common
      stock for cash                                     -          10,000       10,000
----------------------------------------------------------------------------------------
    Net increase in cash                                 -          10,000       10,000

Cash, beginning of period                           10,000               -            -
CASH, END OF PERIOD                                 10,000          10,000       10,000
========================================================================================


The  accompanying  notes  are  an  integral  part of these financial statements.

1.   HISTORY AND ORGANIZATION OF THE COMPANY

     The Company was organized January 29, 1999, under the laws of the State of Nevada, as Netmaximizer.Com. Inc. The Company currently has no operations and, in accordance with SFAS #7, is considered a development stage company.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Accounting method

     The Company records income and expenses on the accrual method.


     Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumption that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported period. Actual results could differ from those estimates.


     Cash and equivalents

     The Company maintains a cash balance that currently does not exceed federally insured limits. For the purpose of the statements of cash flows, all highly liquid investments with a maturity of three months or less are considered to be cash equivalents. There are no cash equivalents as of March 31, 2000, or December 31, 1999.


     Income taxes

     Income taxes are provided for using the liability method of accounting in accordance with Statement of Financial Accounting Standards No. 109 (SFAS #109) "Accounting for Income Taxes". A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting. Deferred tax expenses (benefits) result from the net change during the year of the deferred assets and liabilities.


     Loss per share

     Net loss per share is provided in accordance with Statement of Financial Accounting Standards No. 128 (SFAS #128) "Earnings Per Share". Basic loss per share is computed by dividing losses available to common stockholders by the weighted average number common shares outstanding during the period. Diluted loss per share reflects per share amounts that would have been converted to common stock. As of December 31, 1998, the Company had no dilutive common stock equivalents such as stock options.


     Year end

     The Company has selected December 31st as its year-end.

     Reporting on costs of start-up activities

     Statement of Position 98-5 (SOP 98-5), "Reporting on the Costs of Start-Up Activities" which provides guidance on the financial reporting of start-up costs and organization costs. It requires most costs of start-up activities and organization costs to expensed as incurred. SOP 98-5 is effective for fiscal years beginning after December 15, 1998. With the adoption of SOP 98-5, there has been little or no effect on the Company's statements.


     Year 2000 disclosure

     The year 2000 issue is the result of computer programs being written using two digits rather than four to define the applicable year. Computer programs that have time sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruption of normal business activities. Since the Company currently has no operating business and does not use any computers, and since it has no customers, suppliers or other constituents, there are no material year 2000 concerns

3.   INCOME TAXES

     Thereis no provision for income taxes for the period ended March 31, 2000, due to the net loss and no state income tax in Nevada, the state of the Company's domicile and operations. The Company's total deferred tax asset as of December 31, 1999, is as follows:


                                                      $

                Net operating loss carryforward     1,040
                            Valuation allowance     1,040
                         Net deferred tax asset        -


     The federal net operating loss carryforward will expire by 2019.


     This carryforward may be limited upon the consummation of a business combination under IRC Section 381.

4.   STOCKHOLDER'S EQUITY

     Common stock

     The authorized common stock of Cherry Tree Capital Corp. consists of 50,000,000 shares with a par value of $0.001 per share.

     Preferred stock

     Cherry Tree Capital Corp. has no preferred stock.


     On February 16, 1999, The State of Nevada approved the Articles of Merger of Cherry Tree Capital Corp., a Florida Corporation, with Netmaximizer.Com, Inc., a Nevada Corporation. Netmaximizer.Com, Inc. issued 5,025,000 of its shares for each share of Cherry Tree capital corp. issued and outstanding.


     On April 20,  1999,  the Company  changed  its name to Cherry Tree  Capital
     Corp.

5.   GOING CONCERN

     The Company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has no current source of revenue. Without realization of additional capital, it would be unlikely for the Company to continue as a going concern. It is management's plan to seek additional capital through a merger with an existing operating company.

6.   WARRANTS AND OPTIONS

     There are no warrants or options outstanding to issue any additional shares of common stock.

7.   RELATED PARTY TRANSACTION

     The Company neither owns nor leases any real or personal property. Office services are provided without charge by a director. Such costs are immaterial to the financial statements and, accordingly, have not been reflected therein. The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in choosing between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

8.   OFFICERS' ADVANCES

     While the Company is seeking additional capital through a merger with an existing operating company, an officer of the Company has advanced funds on behalf of the Company to pay for any costs incurred by it. These funds are interest-free.


                       DELOITTE  &  TOUCHE  LLP
                       CHARTERED  ACCOUNTANTS
                       1  Place  Ville-Marie     Telephone:  (514)  393-7115
                       Suite  3000
                       Montreal  QC  H3B  4T9    Facsimile:  (514)  390-4111



INDEPENDENT  AUDITORS'  REPORT

To  the  Directors  of
VisualMED  Clinical  Systems  Inc.
(a  development  stage  company)

We have audited the balance sheets of VisualMED Clinical Systems Inc. (a development stage company) as at March 31, 2000 and September 30, 1999 and the related statements of loss, shareholders' equity and cash flows for the six-month and twelve-month periods then ended, respectively, and for the period from December 1, 1997 (date of inception) to March 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at March 31, 2000 and September 30, 1999 and the results of its operations and its cash flows for the six-month and twelve-month periods then ended, respectively, and for the period from December 1, 1997 (date of inception) to March 31, 2000 in conformity with accounting principles generally accepted in the United States.

The Company is in the development stage at March 31, 2000. As discussed in Note 1 to the financial statements, successful completion of the Company's development program and, ultimately, the attainment of profitable operations is dependent upon future events, including achieving a level of sales adequate to support the Company's cost structure.



/s/  Deloitte  &  Touche  LLP
-----------------------------
Chartered  Accountants

April  20,  2000

VISUALMED  CLINICAL  SYSTEMS  INC.
(A  DEVELOPMENT  STAGE  COMPANY)
STATEMENTS  OF  LOSS
(IN  CANADIAN  DOLLARS)
=======================================================================================================
                                                                                        Cumulative
                                                                                       period from
                                 SIX-MONTH                           Six month       December 1, 1997
                                PERIOD ENDED     Year ended        Period ended     (date of inception)
                                 MARCH 31,      September 30,       March 31,          to March 31,
                                    2000            1999               1999                2000
-------------------------------------------------------------------------------------------------------
                                      $              $                   $                   $
                                                                    (unaudited)


EXPENSES
  Research and
    development                      593,613          579,902             133,199            1,173,515
  General and administrative       1,951,366          516,392             117,662            2,467,758
  Interest on loans                   41,675           20,263               9,157               61,938
  Depreciation                        49,621           34,385               8,649               84,006
-------------------------------------------------------------------------------------------------------
Loss before income taxes           2,636,275        1,150,942             268,667            3,787,217

Income tax recovery                 (249,754)        (211,983)            (43,850)            (461,737)
-------------------------------------------------------------------------------------------------------
Net loss                           2,386,521          938,959             224,817            3,325,480
=======================================================================================================


Basic and diluted net loss
  per common share                      0.05             0.02                0.01


VISUALMED  CLINICAL  SYSTEMS  INC.
(A  DEVELOPMENT  STAGE  COMPANY)
BALANCE  SHEETS
AS  AT  MARCH  31,  2000  AND  SEPTEMBER  30,  1999
(IN  CANADIAN  DOLLARS)
===============================================================================
                                                      MARCH 31    September 30
                                                        2000          1999
-------------------------------------------------------------------------------
                                                          $             $


ASSETS
Current assets
  Cash and cash equivalents                           1,207,062              -
  Research and development tax credits receivable       305,574        211,983
  Goods and services taxes receivable                    63,666         70,689
  Advances to employees                                 174,744              -
  Prepaid expenses                                       49,945            500
--------------------------------------------------------------------------------
                                                      1,800,991        283,172

Fixed assets (Note 3)                                   309,622        176,306
--------------------------------------------------------------------------------
                                                      2,110,613        459,478
================================================================================


LIABILITIES
Current liabilities
  Bank indebtedness                                           -         30,491
  Accounts payable and accrued liabilities              298,631        303,460
  Convertible debenture (Note 4)                         50,000              -
  Advances payable (Note 5)                           1,644,188              -
  Accounts payable to shareholders                            -         35,386
  Notes payable                                               -        730,000
  Loans payable to shareholders                               -        149,000
  Deposit on share subscription                               -        150,000
-------------------------------------------------------------------------------
                                                      1,992,819      1,398,337
-------------------------------------------------------------------------------

SHAREHOLDERS' EQUITY (DEFICIENCY)
  Common stock subscribed                             3,957,195            100
  Less subscriptions receivable                        (513,921)             -
-------------------------------------------------------------------------------
  Common stock, net (Note 6)                          3,443,274            100

  Deficit                                            (3,325,480)      (938,959)
-------------------------------------------------------------------------------
TOTAL SHAREHOLDER'S EQUITY                              117,794       (938,859)
-------------------------------------------------------------------------------
                                                      2,110,613        459,478
================================================================================

See  accompanying  notes  to  financial  statements

VISUALMED  CLINICAL  SYSTEMS  INC.
(A  DEVELOPMENT  STAGE  COMPANY)
STATEMENTS  OF  SHAREHOLDERS'  EQUITY
(IN  CANADIAN  DOLLARS,  EXCEPT  FOR  SHARE  AMOUNTS)
===========================================================================================
                                            Common  Stock         Accumulated
                                         Shares*       Amount       Deficit        Total
                                       ------------  -----------  ------------  -----------
                                                         $             $            $

BALANCE - DECEMBER 1, 1997
(Date of inception)                              -            -             -            -

Common stock issued July 6, 1998
  For cash                              43,780,000          100             -          100
-------------------------------------------------------------------------------------------
Balance - September 30,1998             43,780,000          100             -          100

Net loss                                         -            -      (938,959)    (938,959)
-------------------------------------------------------------------------------------------
Balance - September 30, 1999            43,780,000          100      (938,959)    (938,859)

Common stock issued January 15, 2000
  For services rendered                    350,000       29,700             -       29,700
  For cash                               4,363,073      370,200             -      370,200
  Under employment agreements              905,000       76,788             -       76,788

Common stock issued March 2, 2000
  For cash                               1,767,857      150,000             -      150,000
  For deposit on share
    subscription                         5,303,572      450,000             -      450,000

Common stock issued upon
  conversion of notes payable
    on March 2, 2000                     4,714,286      400,000             -      400,000

Common stock issued March 14, 2000
  For cash                               1,592,380    1,375,816             -    1,375,816
  For cash not yet received                  7,431        6,421             -        6,421

Common stock issued March 23, 2000
  For cash                                  42,445       61,545             -       61,545

Common stock issued March 27, 2000
  For cash                                 137,500      279,125             -      279,125

Common stock issued March 29, 2000
  For cash not yet received                250,000      507,500             -      507,500

Common stock issued March 30, 2000
  For cash                                 123,153      250,000             -      250,000
-------------------------------------------------------------------------------------------
                                        63,336,697    3,957,195      (938,959)   3,018,236

Less subscriptions receivable             (257,431)    (513,921)            -     (513,921)

Net loss                                         -            -    (2,386,521)  (2,386,521)
-------------------------------------------------------------------------------------------
BALANCE MARCH 31, 2000                  63,079,266    3,443,274    (3,325,480)     117,794
===========================================================================================

*     Prior  period  share  amounts  restated  to reflect a share split of 437,800-for-1 on
January  14,  2000


See  accompanying  notes  to  financial  statements

VISUALMED  CLINICAL  SYSTEMS  INC.
(A  DEVELOPMENT  STAGE  COMPANY)
STATEMENTS  OF  CASH  FLOWS
(IN  CANADIAN  DOLLARS)
===========================================================================================================
                                                                                            Cumulative
                                                                                            period from
                                     SIX-MONTH                          Six month        December 1, 1997
                                    PERIOD ENDED     Year ended        Period ended     (date of inception)
                                     MARCH 31,      September 30,       March 31,          to March 31,
                                        2000            1999               1999                2000
-----------------------------------------------------------------------------------------------------------
                                   $               $                $                   $
      (unaudited)
CASH FLOWS FROM
OPERATING ACTIVITIES
    Net loss                          (2,386,521)        (938,959)           (224,817)          (3,325,480)
    Adjustment to reconcile
      net loss to cash flows
      from operating activities
        Depreciation                      49,621           34,385               8,649               84,006
        Shares issued for
          services rendered              106,488                -                   -              106,488

    Changes in non-cash
      operating working
      capital items
        Increase in research
          and development
          tax credits
          receivable                     (93,591)        (211,983)            (43,850)            (305,574)
        Increase in prepaid
          expenses                       (49,445)            (500)                  -              (49,945)
        Decrease (increase)
          in sales taxes
          receivable                       7,023          (70,689)            (16,160)             (63,666)
        Increase in advances
          to employees                  (174,744)               -                   -             (174,744)
        (Decrease) increase
          in accounts
          payable and
          accrued liabilities             (4,829)         303,460                   -              298,631
        (Decrease) increase
          in accounts payable
          to shareholders                (35,386)          35,386                   -                    -
-----------------------------------------------------------------------------------------------------------
                                      (2,581,384)        (848,900)           (276,178)          (3,430,284)
-----------------------------------------------------------------------------------------------------------

CASH FLOWS FROM
FINANCING ACTIVITIES
    (Decrease) increase in
      bank indebtedness                  (30,491)          30,491              30,071                    -
    Issuance of notes payable            250,000          730,000                   -              980,000
    Repayment of notes payable          (980,000)               -                   -             (980,000)
    (Decrease) increase in loans
      payable to shareholders           (149,000)         149,000             149,000                    -
    Issuance of convertible
      debenture                           50,000                -                   -               50,000
    Issuance of convertible
      notes payable                      400,000                -                   -              400,000
    Deposit on share
      subscription                             -          150,000             150,000              150,000
    Issuance of shares                 2,786,686                -                   -            2,786,786
    Increase in advances
      payable                          1,644,188                -                   -            1,644,188
-----------------------------------------------------------------------------------------------------------
                                       3,971,383        1,059,491             329,071            5,030,974
-----------------------------------------------------------------------------------------------------------

CASH FLOWS FROM
INVESTING ACTIVITIES
    Additions to fixed assets           (182,937)        (210,691)            (52,993)            (393,628)
-----------------------------------------------------------------------------------------------------------

Change in cash and cash
  equivalents                          1,207,062             (100)               (100)           1,207,062
Cash and cash equivalents,
  beginning of period                          -              100                 100                    -
-----------------------------------------------------------------------------------------------------------
CASH AND CASH EQUIVALENTS,
  END OF PERIOD                        1,207,062                -                   -            1,207,062
===========================================================================================================



See  Note  9  for  supplemental  cash  flow  information

See  accompanying  notes  to  financial  statements

1.   DESCRIPTION OF BUSINESS

     On December 1, 1997 (date of inception), VisualMED Clinical Systems Inc. (the "Company" or "VisualMED") was incorporated under the name 3440231 Canada Inc. under the Canada Business Corporations Act. Effective June 30, 1998, the Company changed its name to Syst mes Cliniques VisualMED Inc. / VisualMED Clinical Systems Inc. On October 1, 1998, the Company began its activities. As at March 31, 2000, the Company was still in the development stage. The Company will not complete its development program until the software under development has been completed and tested and the necessary financing to perform these activities is obtained. The Company conceives and develops software solutions targeting clinical medicine and related areas of the healthcare market.

2.   SIGNIFICANT ACCOUNTING POLICIES

     These financial statements have been prepared in accordance with accounting principles generally accepted in the United States.

     Use of estimates

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States require management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and disclosure of contingent liabilities in these financial statements. Actual results could differ from those estimates.

     Significant areas requiring the use of estimates and assumptions relate to the assessment of the useful life of assets for purposes of depreciation and amortization and their net realizable values; the recoverability of research and development tax credits receivable; and the assessment of the technological feasibility of the Company's software under development.

     Unaudited interim information

     The financial information with respect to the six-month period ended March 31, 1999 is unaudited. In the opinion of management, such information contains all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results of such period.

     Fixed assets

     Fixed assets are recorded at cost and are depreciated over their estimated useful lives using the straight-line method over the following periods:

                           Computer equipment         3 years
                           Software                   3 years
                           Furniture and fixtures     5 years

     Research and development

     Research and development costs are charged to expenses when incurred.

     Significant accounting policies (continued)

     Software under development

     In accordance with Statement of Financial Accounting Standards ("SFAS") 86, "Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed", costs related to the creation of software are to be expensed as incurred as research and development until technological feasibility has been established for the product. As at March 31, 2000, the technological feasibility of the Company's software under development had not been established.

     Costs of start-up activities

     The Company has adopted Statement of Position ("SOP") 98-5,"Reporting on the Costs of Start-Up Activities," issued by the American Institute of Certified Public Accountants' Accounting Standards Executive Committee. In accordance with this standard, the costs of start-up activities and organization costs are expensed as incurred.

     Income taxes

     The Company accounts for income taxes in accordance SFAS 109, "Accounting for Income Taxes". The provision for income taxes consists of tax credits related to research and development.

     Comprehensive income

     The Company has adopted SFAS 130, "Reporting Comprehensive Income". There are no differences between the Company's net earnings as reported and its comprehensive income as defined by SFAS 130. Accordingly, a separate statement of comprehensive income has not been presented.

     Cash and cash equivalents

     The Company considers investments in highly-liquid investment instruments with maturities of 90 days or less at the date of purchase to be cash equivalents. The carrying amount reported in the balance sheets for cash and cash equivalents approximates their fair value. Cash equivalents consist principally of investments in certificates of deposit with financial institutions.

     Derivative instruments and hedging activities

     In June 1998, the Financial Accounting Standards Board issued SFAS 133, "Accounting for Derivative Instruments and Hedging Activities," which will be effective for the Company's 2001 fiscal year. Under the new standard, companies will be required to record derivatives on the balance sheet as assets or liabilities measured at fair value. For those derivatives representing effective hedges of risks and exposures, unrealized gains or losses resulting from changes in the fair values will be presented as a component of comprehensive income as defined by SFAS 130. The Company currently does not use any derivative instruments. Management is currently evaluating the expected impact of implementing this policy.

     Basic and diluted net loss per share

     The Company follows the provisions of SFAS 128, "Earnings Per Share". Basic net loss per common share is based on the weighted average number of shares outstanding during each period. Stock options and the convertible debenture are not included in the computation of the weighted average number of shares outstanding for dilutive net loss per common share during the period as the effect would be antidilutive. The weighted average number of shares outstanding for the six-month period ended March 31, 2000 was 48,137,753 (43,780,000 for the year ended September 30, 1999, and for the six-month period ended March 31, 1999).

3.   FIXED ASSETS

                                            MARCH  31,             September 30,
                                              2000                     1999
                             ======================================  --------
                                            Accumulated    Net Book  Net Book
                                Cost      Depreciation     Value     Value
                             ------------  -------------  ---------  --------
                             $             $              $          $

     Computer equipment           228,692         49,857    178,835    98,460
     Software                     112,371         29,930     82,441    67,989
     ------------------------------------------------------------------------
     Furniture and fixtures        52,565          4,219     48,346     9,857
                                  393,628         84,006    309,622   176,306
     ========================================================================


4.   CONVERTIBLE DEBENTURE

     The debenture bears interest at 12% and is due March 3, 2001. The debenture is convertible at the option of the holder into common shares at the lesser of $7 US or the share subscription price of the initial public offering of the Company.

5.   ADVANCES PAYABLE

     Advances payable consist of amounts from investors who want to invest in VisualMed Corp. upon conclusion of the transaction described in Note 10 and who have deposited their money with the Company until that time.

     Advances payable are non-interest bearing, with no fixed terms of repayment and are payable upon demand.

6.   CAPITAL STOCK

     Authorized

       An unlimited number of common shares

          Class A shares, voting and participating

          Class B shares, voting, participating and convertible at the option of the holder on a one-for-one basis into Class E shares

          Class C shares, voting, non-participating, redeemable automatically upon death of the holder at the amount of the paid-up capital

          Class D shares, voting, with a preferential non-cumulative annual dividend equal to the bank's prime commercial lending rate less 1%, retractable at the amount of paid-up capital

          Class E shares, non-voting, with a preferential and non-cumulative monthly dividend equal to 1% multiplied by the redemption value, retractable at the fair market value of the Class B shares at the time of their conversion

          Class F shares, non-voting, with a preferential and non-cumulative monthly dividend equal to 1% multiplied by the redemption value, retractable at the fair market value of the consideration received at the time of their issuance

          Class G shares, non-voting, with a preferential and non-cumulative annual dividend equal to the bank's prime commercial lending rate plus 1% multiplied by the redemption value, retractable at the fair market value of the consideration received at the time of their issuance

          Class H shares, non-voting, with a preferential and non-cumulative annual dividend equal to 8% multiplied by the amount of paid-up capital, retractable at the amount of paid-up capital

          Class I shares, non-voting, with a preferential and non-cumulative annual dividend equal to 8% multiplied by the amount of paid-up capital, redeemable at the amount of paid-up capital

                                                                      MARCH 31,   September 30,
                                                                        2000           1999
                                                                    ---------------------------
                                                                    $            $
          Subscribed
             63,079,266  Class A shares
                         (43,780,000 as at September 30, 1999,
                          post split)                               3,443,274             100
================================================================================================

     On July 6, 1998, the Company issued 100 Class A shares for a cash consideration of $100.

     On January 14, 2000, the board of directors approved a share split of 437,800-for-1 for all Class A shares issued and outstanding. Accordingly all share and per share amounts have been retroactively restated to reflect the stock split.

     On January 15, 2000, the following share issuances were approved under resolutions of the board of directors: the issuance of 350,000 Class A shares in return for services rendered at a stated capital amount of $29,700 ($0.085 per share), the issuance of 4,363,073 Class A shares for a cash consideration of $370,200 ($0.085 per share), and the issuance of 905,000 Class A shares in virtue of employment agreements at a stated capital amount of $76,788.

     The shares issued in virtue of employment contracts were valued at the fair value of the shares of the Company as at the dates on which the employment contracts were entered. The shares issued in return for services rendered were valued at the fair value of the shares of the Company as at the date the board resolved to issue such shares.

     On March 2, 2000, the Company issued 7,071,429 Class A shares for a cash consideration of $600,000 ($0.085 per share), including the $150,000 deposit on share subscription existing as at September 30, 1999.

     On March 2, 2000, the Company issued 4,714,286 Class A shares upon conversion of $400,000 of notes payable issued in November and December 1999 at $0.085 per share.

     On March 14, 2000, the Company issued 1,599,811 Class A shares for a cash consideration of $1,382,237 ($0.864 per share) of which $6,421 had not been received as at March 31, 2000.

     On March 23, 2000, the Company issued 42,445 Class A shares for a cash consideration of $61,545 ($1.45 per share).

     On March 27, 2000, the Company issued 137,500 Class A shares for a cash consideration of $279,125 ($2.03 per share).

     On March 29, 2000, the Company issued 250,000 Class A shares for which cash consideration of $507,500 ($2.03 per share) had not been received as at March 31, 2000.

     On March 30, 2000, the Company issued 123,153 Class A shares for a cash consideration of $250,000 ($2.03 per share).

     Stock option plan

     The Company continues to follow Accounting Principles Board Option No. 25 "Accounting for Stock Issued to Employees" (APB 25) and related interpretations in accounting for its employee stock options. The exercise price of the Company's employee stock options equals or is greater than the fair value of the underlying stock on the date the options were granted, and accordingly no compensation expense has been recognized in the accompanying financial statements in any of the periods presented.

     The Company has fixed stock options granted to specified employees by resolution of the board of directors. An aggregate of 4,400,000 Class A common shares has been reserved for the granting of such options.

     On January 15, 2000, the Company established a stock option plan for its officers, directors, employees and service providers. In accordance with the plan, an aggregate of 4,400,000 Class A common shares has been reserved for the granting of such options. The exercise price of each option is to be determined by the board of directors. All options issued under the plan will expire ten years after the date of granting.

     The following table presents information concerning all stock options granted to the Company's employees (the number of options presented in comparative amounts reflects a share split of 437,800 for 1 on January 14,
     2000):

                                   SIX-MONTH PERIOD ENDED       Year  ended
                                           MARCH  31,          September  30,
                                            2000                    1999
                                  ----------------------  --------------------
                                               Weighted               Weighted
                                               average                 average
                                               exercise               exercise
                                  Number of   price per   Number of  price per
                                   options      share      options     share
                                  ----------  ----------  ---------  ---------
                                                  $                      $

Outstanding, beginning of period   4,600,000        0.15    440,000       0.15
Granted during the period          2,606,746        0.34  4,160,000       0.15
Outstanding, end of period         7,206,746        0.22  4,600,000       0.15
Exercisable, end of period         1,760,000        0.15    880,000       0.15

     All stock options outstanding at the beginning of the period had an exercise price of $0.15. The range of exercise prices for stock options granted during the period was from nil to $0.86. The weighted average contractual life remaining on stock options outstanding as at March 31, 2000 was 8.71 years.

     Stock option plan

     Had compensation cost for the Corporation's stock-based compensation been determined based on the fair value at the grant dates consistent with SFAS 123, "Accounting for Stock-Based Compensation," the Company's pro-forma net loss would have been as follows:

                                                       MARCH 31,   September 30,
                                                          2000         1999
                                                       -------------------------
                                                            $           $
       Net loss
         As reported                                    2,295,321        938,959
         Pro-forma                                      2,382,190        938,959

       Weighted-average fair value of options granted        0.13              -

     The fair value of each option calculated under SFAS 123 is estimated at the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions used for grants as follows:

                                                       MARCH 31,   September 30,
                                                          2000         1999
                                                       -------------------------
     Dividend yield                                           -               -
     Expected volatility                                      -               -
     Risk-free interest rates                              6.46%           5.09%
     Expected life                                       5 YEARS         5 years

7.   INCOME TAXES

     As at March 31, 2000, the Company has net operating loss carry-forwards which may be applied against future taxable income of approximately $497,000 and $2,000,000 which will expire in 2006 and 2007 respectively.

     Deferred tax assets and liabilities reflect the future income tax effects of temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and are measured using enacted tax rates that apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. As at March 31, 2000, the deferred income tax balance was comprised of the following:

                                                  MARCH 31,   September 30,
                                                    2000           1999
                                                 ---------------------------
                                                      $            $
        Deferred tax assets
          Loss carry-forwards                       766,677         190,464
          Research and development expenditures
            carried forward                         329,079         235,637
          Less valuation adjustment                (911,690)       (290,564)
        --------------------------------------------------------------------
        Total deferred tax assets                   184,066         135,537
        --------------------------------------------------------------------

        Deferred tax liabilities
          Depreciation of fixed assets               56,457          45,005
          Research and development tax credits      127,609          90,532
        --------------------------------------------------------------------
        Total deferred tax liabilities              184,066         135,537
        --------------------------------------------------------------------
        Net deferred tax assets                           -               -
        ====================================================================

8.   COMMITMENTS

     As at March 31, 2000, commitments for space rental and other operating leases due in each of the next fiscal years are as follows:

                                          $

                              2000      65,355
                              2001     121,656
                              2002      95,168
                              2003      34,800

     Rent expense amounted to $20,803 for the six-month period ended March 31, 2000 ($14,400 for the year-ended September 30, 1999).

9.     SUPPLEMENTAL  CASH  FLOW  INFORMATION

                                                                                           Cumulative
                                                                                           period from
                                       SIX-MONTH                         Six month       December 1, 1997
                                      PERIOD ENDED     Year ended      Period ended     (date of inception)
                                       MARCH 31,     September 30,       March 31,         to March 31,
                                          2000            1999             1999                2000
    -------------------------------------------------------------------------------------------------------
                                           $               $                $                   $
      (unaudited)
    Non-cash financing activities:
      Issuance of common
        stock in conversion
        of notes payable                   400,000                -                  -             400,000
    Issuance of common stock
      for deposit on share
      subscription                         150,000                -                  -             150,000

    Cash paid (recovered) during
      the year for:
        Interest                            45,772           16,166              9,157              61,938
        Income taxes                      (156,163)               -                  -            (156,163)

10.  SUBSEQUENT EVENTS

     On May 9, 2000, the Company, its shareholders and VisualMed Clinical Systems Corp. ("VisualMed Corp."), formerly Cherry Tree Capital Corp., entered a series of agreements (the "transaction") whereby the shareholders of the Company will acquire control of VisualMed Corp. by way of a reverse acquisition. VisualMed Corp. is a non-operating public shell corporation.

     The transaction involves a restructuring of the share capital of the Company whereby existing common shares have, effective May 9, 2000, been converted into exchangeable preferred shares (the "preferred shares") which shares are exchangeable into common shares of VisualMed Corp. Concurrently therewith, the Company issued 100 common shares to VisualMed Corp. for a nominal amount. The preferred shareholders will have a controlling interest in VisualMed Corp. upon completion of the transaction and following the exchange of their shares for common shares of VisualMed Corp. at the option of the holders, and, in a certain instances, at the option of VisualMed Corp., on the basis of 0.3 of a common share of VisualMed Corp. for each preferred share of the Company.

     Upon completion of the transaction and exchange of the shares, the shareholders of the Company will own approximately 85% of the outstanding common shares of VisualMed Corp. For accounting purposes, the acquisition will be treated as a recapitalization of the Company with the Company as the acquirer. As a result of this transaction the Company will become a publicly traded company.

11.  COMPARATIVE FIGURES

     Certain figures for the period ended September 30, 1999 have been reclassified in order to conform with the presentation adopted in the current period.

VISUALMED  CLINICAL  SYSTEMS  CORP.
(A  DEVELOPMENT  STAGE  COMPANY)
UNAUDITED  PRO  FORMA  CONSOLIDATED  FINANCIAL  STATEMENTS
(IN  CANADIAN  DOLLARS)
================================================================================

INTRODUCTION

On May 9, 2000, VisualMed Clinical Systems Corp. (formerly Cherry Tree Capital Corp.) (the Company", VisualMed Clinical Systems Inc. ("VisualMed Canada ") and its shareholders, entered into a series of agreements whereby the shareholders of VisualMed Canada acquired control of the Company by way of a reverse acquisition. The pro forma consolidated financial statements reflect this transaction as if it had taken place on October 1, 1998.

The pro forma consolidated balance sheet and statements of loss ("pro forma statements") have been prepared using the financial statements of VisualMed Canada for the six-month and twelve-month periods ended March 31, 2000 and September 30, 1999, respectively; and of the Company for the three-month period ended March 31, 2000 and the eleven-month period from inception to December 31, 1999. The pro forma statements should be read in conjunction with these financial statements and other financial information with respect to these two companies appearing elsewhere in this Registration Statement and are not necessarily indicative of the financial position or results of operations that would have resulted had the transaction taken place on October 1, 1998, nor are they necessarily indicative of the financial position or results of operations which may occur in the future.

VISUALMED  CLINICAL  SYSTEMS  CORP.
(A  DEVELOPMENT  STAGE  COMPANY)
PRO  FORMA  CONSOLIDATED  STATEMENT  OF  LOSS
SIX  MONTHS  ENDED  MARCH  31,  2000
(UNAUDITED  -  IN  CANADIAN  DOLLARS,  EXCEPT  SHARE  INFORMATION)
=======================================================================================================================
                                                    VisualMed
                                                     Clinical
                                                   Systems Corp.
                                                    (formerly          VisualMed
                                                    Cherry Tree      Clinical Systems                     Pro forma
                                                    Capital Corp.)        Inc.                           consolidated
                                                     Six months(1)     Six months         Pro forma
                                                        ended            ended           Adjustments      Six months
                                                    March 31, 2000 March 31, 2000       March 31, 2000       ended
-----------------------------------------------------------------------------------------------------------------------
                                                 $                 $                   $               $

Research and development                                       -             593,613                 -          593,613

General and administrative                                 1,170           1,951,366                 -        1,952,536

Interest on loans                                              -              41,675                 -           41,675

Depreciation                                                   -              49,621                 -           49,621
------------------------------------------------------------------------------------------------------------------------
Loss before income taxes                                   1,170           2,636,275                 -        2,637,445

Income tax recovery                                            -            (249,754)                -         (249,754)
------------------------------------------------------------------------------------------------------------------------
NET LOSS                                                   1,170           2,386,521                 -        2,387,691
========================================================================================================================

Basic and diluted net loss per common share ($)                                                                    0.11

Weighted average number of common
  shares outstanding                                                                                      22,332,785 (2)

VISUALMED  CLINICAL  SYSTEMS  CORP.
(A  DEVELOPMENT  STAGE  COMPANY)
PRO  FORMA  CONSOLIDATED  STATEMENT  OF  LOSS
TWELVE  MONTHS  ENDED  SEPTEMBER  30,  1999
(UNAUDITED  -  IN  CANADIAN  DOLLARS,  EXCEPT  SHARE  INFORMATION)
====================================================================================================================
                                                    VisualMed
                                                    Clinical
                                                  Systems Corp.
                                                    (formerly         VisualMed
                                                   Cherry Tree     Clinical Systems                    Pro forma
                                                 Capital Corp.)          Inc.                         consolidated
                                                  Eleven months     Twelve months                     Twelve months
                                                      ended             ended                             ended
                                                  December 31,      September 30,       Pro forma     September 30,
                                                      1999               1999          Adjustments         1999
--------------------------------------------------------------------------------------------------------------------
                                                        $                 $                 $               $

Research and development                                      -             579,902                -        579,902

General and administrative                                1,545             516,392                -        517,937

Interest on loans                                             -              20,263                -         20,263

Depreciation                                                  -              34,385                -         34,385
--------------------------------------------------------------------------------------------------------------------
Loss before income taxes                                  1,545           1,150,942                -      1,152,487

Income tax recovery                                           -            (211,983)               -       (211,983)
--------------------------------------------------------------------------------------------------------------------
NET LOSS                                                  1,545             938,959                -        940,504
====================================================================================================================


Basic and diluted net loss per common share ($)                                                                0.04

Weighted average number of common
  shares outstanding                                                                                  22,332,785 (2)

VISUALMED  CLINICAL  SYSTEMS  CORP.
(A  DEVELOPMENT  STAGE  COMPANY)
PRO  FORMA  CONSOLIDATED  BALANCE  SHEET
AS  AT  MARCH  31,  2000
(UNAUDITED  -  IN  CANADIAN  DOLLARS)
==========================================================================================================
                                      VisualMed
                                       Clinical
                                    Systems Corp.
                                      (formerly          VisualMed
                                     Cherry Tree      Clinical Systems                      Pro forma
                                    Capital Corp.)          Inc.                           consolidated
                                                                           Pro forma
                                                                          Adjustments
                                    March 31, 2000     March 31, 2000    March 31, 2000
----------------------------------------------------------------------------------------------------------
                                   $                 $                   $                $
ASSETS
Current assets
  Cash and cash equivalents                 14,500           1,207,062         (145) (2)        1,221,417
  Research and development
    tax credits receivable                       -             305,574                -           305,574
  Goods and services taxes
    receivable                                   -              63,666                -            63,666
  Advances to employees                          -             174,744                -           174,744
  Prepaid expenses                               -              49,945                -            49,945
----------------------------------------------------------------------------------------------------------
                                            14,500           1,800,991             (145)        1,815,346

Fixed assets                                     -             309,622                -           309,622
----------------------------------------------------------------------------------------------------------
                                            14,500           2,110,613             (145)        2,124,968
==========================================================================================================

LIABILITIES
Current liabilities
  Accounts payable and accrued
    liabilities                                  -             298,631                -           298,631
  Convertible debenture                          -              50,000                -            50,000
  Advances payable                           2,668           1,644,188                -         1,646,856
----------------------------------------------------------------------------------------------------------
                                             2,668           1,992,819                -         1,995,487
----------------------------------------------------------------------------------------------------------

SHAREHOLDERS' EQUITY
  Common stock subscribed                   22,237           3,957,195    (2,860) (2)(3)        3,976,572
  Less subscriptions receivable                  -            (513,921)               -          (513,921)
----------------------------------------------------------------------------------------------------------
  Common stock, net                         22,237           3,443,274           (2,860)        3,462,651

Additional paid-in capital                  (7,524)                  -                -            (7,524)
Deficit                                     (2,715)         (3,325,480)        2,715 (3)       (3,325,480)
Cumulative translation adjustment             (166)                  -                -              (166)
----------------------------------------------------------------------------------------------------------
Total shareholders' equity                  11,832             117,794             (145)          129,481
----------------------------------------------------------------------------------------------------------
                                            14,500           2,110,613             (145)        2,124,968
==========================================================================================================

Basis  of  presentation

On May 9, 2000, the Company, VisualMed Canada and its shareholders, entered into a series of agreements (the "transaction") whereby the shareholders of the VisualMed Canada acquired control of the Company by way of a reverse acquisition. Prior to May 9, 2000, the Company was a non-operating public shell corporation.

The transaction involves a restructuring of the share capital of VisualMed Canada whereby existing common shares have, effective May 9, 2000, been converted into exchangeable preferred shares (the "preferred shares") which shares are exchangeable into common shares of the Company. Concurrently therewith, VisualMed Canada issued 100 common shares to the Company for a nominal amount. The preferred shareholders will have a controlling interest in the Company upon completion of the transaction and following the exchange of their shares for common shares of the Company, at the option of the holders, and, in a certain instances, at the option of the Company, on the basis of 0.3 of a common share of the Company for each preferred share of VisualMed Canada. Upon completion of the transaction and exchange of the shares, the shareholders of VisualMed Canada will own approximately 85% of the outstanding common shares of the Company.

For accounting purposes, the acquisition will be treated as a recapitalization of VisualMed Canada with VisualMed Canada as the acquirer. The pro forma consolidated balance sheet as at March 31, 2000 reflects this recapitalization.

For the comparability of the figures and the convenience of users, the assets and liabilities of the Company as at March 31, 2000, have been translated into Canadian dollars at the rate of $1.45 Canadian dollars per U.S. dollar and the statement of loss figures for the six months ended March 31, 2000 have been translated into Canadian dollars at the rate of $1.4631 Canadian dollars per U.S. dollar. Similarly, the assets and liabilities as at December 31, 1999, have been translated into Canadian dollars at the rate of $1.4433 Canadian dollars per U.S. dollar and the statement of loss figures for the eleven months ended December 31, 1999 have been translated into Canadian dollars at the rate of $1.4858 Canadian dollars per U.S. dollar. The translation should not be construed as a representation that the amounts shown could be converted into Canadian dollars at such rate or any other rate.

The following information pertains to the preparation of the pro forma statements:

(1) Since VisualMed Clinical Systems Corp. is a non-operating shell corporation, the results of operations for the three months ended March 31, 2000 are not significantly different from the results of operations for the six months ended March 31, 2000. As a result, the three month actual results have been used as an approximation of the six month results.

(2)  The weighted average number of shares outstanding reflects the following:

     (a) the actual number of shares outstanding in the Company as at the end of each period less 1,695,000 shares cancelled subsequent to March 31, 2000 but prior to May 9, 2000

     (b) the issuance of 19,002,785 shares of the Company to the holders of the preferred shares of VisualMed Canada

     (c) The redemption, for US$100, of 10,000,000 shares of the Company held in trust for the voting benefit of the holders of preferred shares of VisualMed Canada. These shares are being held in trust until such time as (i) the registration of the 19,002,785 shares in favour of the holders of preferred shares of VisualMed Canada: and (ii) the actual issuance of the Company's shares to the holders of preferred shares of VisualMed Canada represents a majority of all issued and outstanding voting shares of the Company.

(3) Reflects the recapitalization of VisualMed Canada as a result of the reverse acquisition.

(4) Total expenses associated with the transaction are expected to amount to approximately $1,000,000. Of this amount approximately $400,000 had previously been incurred and expensed in the six-month period ended March 31, 2000 of VisualMed Canada. These expenses have been excluded from the pro Forma consolidated statements of loss because they are non-recurring in nature.